UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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STERLING CHEMICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March [     ], 2008
Dear Stockholders:
     We are pleased to invite you to attend the 2008 Annual Meeting of Stockholders of Sterling Chemicals, Inc. to be held at 10:00 a.m. (Houston time) on April 29, 2008, at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter. During the meeting we will report on our operations during 2007 and our plans for 2008. Representatives from our Board of Directors and our management team will be present to respond to appropriate questions from stockholders.
     We hope that you will be able to attend the meeting. If you are unable to attend the meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. If you choose to attend the meeting in person, you may, of course, revoke your proxy and cast your votes personally at the meeting. We look forward to seeing you at the meeting.
     Thank you for your ongoing support and continued interest in Sterling Chemicals, Inc.

Sincerely, Richard K. Crump President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
Annual Meeting Of Stockholders
Arrangements Regarding Nomination and Election of Directors
Proposals on Which You May Vote
Voting In Person Or By Proxy
Solicitation of Proxies and Expenses
Proposals By Stockholders
Stockholder Communications with the Board
Director Nominations and Qualifications
Annual Report and Available Information
Election of Directors
Preferred Stock Nominees
General Nominees
Ratification of Appointment of Independent Registered Public Accounting Firm (Item 2 on the Proxy Card)
Approval of Proposed Charter Amendment (Item 3 on the Proxy Card)
Additional Proposals
Executive Officers Of The Company
Compensation Committee Report
Compensation Discussion and Analysis
Compensation Tables
Security Ownership of Principal Stockholders and Management
Related Person Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Stockholder Proposals For Next Year’s Annual Meeting
Householding of Annual Meeting Materials
Annex A

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Notice of Annual Meeting of Stockholders
To Be Held April 29, 2008
To Our Stockholders:
     You are cordially invited to attend our Annual Meeting of Stockholders to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 at 10:00 a.m. (Houston time) on Tuesday, April 29, 2008. At the Annual Meeting, the following proposals will be presented for consideration:
•	The election of seven directors, each of whom will hold office until our Annual Meeting of Stockholders in 2009 and until his successor has been duly elected and qualified.

•	The ratification and approval of the appointment of [ ] as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

•	The consideration and approval of a proposal to amend and restate our Amended and Restated Certificate of Incorporation.
You are entitled to vote at the meeting for some of our director nominees, on the proposal to ratify and approve the appointment of [                    ] as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and on the proposal to amend and restate our Amended and Restated Certificate of Incorporation if you were the holder of record of any shares of our Common Stock or Series A Convertible Preferred Stock at the close of business on March 7, 2008.
     Our Board of Directors recommends that our stockholders vote FOR each nominated director for whom they are entitled to vote, FOR the ratification and approval of the appointment of [                    ] as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and FOR the proposal to amend and restate our Amended and Restated Certificate of Incorporation. You may also be asked to consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
     Your vote is very important. If you do not expect to attend the Annual Meeting in person, please sign, date and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States. Mailing your completed proxy will not prevent you from later revoking that proxy and voting in person at the Annual Meeting. If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of March 7, 2008 from the intermediary.

March [ ], 2008	By Order of the Board of Directors Kenneth M. Hale Corporate Secretary

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Proxy Statement For
Annual Meeting Of Stockholders
To Be Held April 29, 2008
General Information
Purpose of this Proxy Statement
We have prepared this Proxy Statement to solicit proxies on behalf of our Board of Directors for use at our 2008 Annual Meeting of Stockholders and any adjournment or postponement thereof. We intend to mail this Proxy Statement and accompanying proxy card to all of our stockholders entitled to vote at the Annual Meeting on or about March [___], 2008.
Time and Place of Annual Meeting
The Annual Meeting will be held on Tuesday, April 29, 2008, at 10:00 a.m. (Houston time) at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002.
Admission Rules
Only stockholders of record as of March 7, 2008 and their accompanied guests, or the holders of their valid proxies, will be permitted to attend the Annual Meeting. Each person attending the Annual Meeting will be asked to present valid governmental-issued picture identification, such as a driver’s license or a passport, before being admitted to the Annual Meeting. In addition, stockholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of March 7, 2008, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting and attendees will be subject to security inspections.
Lists of Stockholders
Lists of our stockholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any stockholder, for purposes germane to the meeting, at our offices located at 333 Clay Street, Suite 3600, Houston, Texas 77002. Any inspection of these lists prior to the Annual Meeting must be conducted between 8:00 a.m. and 4:30 p.m. (local time). Please contact our Corporate Secretary before going to conduct any inspection prior to the Annual Meeting.
Inspectors of Elections
Our Board of Directors has appointed Katherine Holdsworth, our Assistant Secretary, and Kathryn Hall, one of our Executive Assistants, as inspectors of elections. The inspectors of elections will separately calculate affirmative, negative and withheld votes, abstentions and broker non-votes for each of the proposals.

Arrangements Regarding Nomination and Election of Directors
     The holders of our Series A Convertible Preferred Stock (“Preferred Stock”), voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and Common Stock beneficially owned by Resurgence Asset Management, L.L.C. (“Resurgence”) and certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect at least a majority of our directors. Messrs. Steven L. Gidumal, Byron J. Haney, Karl W. Schwarzfeld and Philip M. Sivin are the nominees for election by the holders of shares of our Preferred Stock (the “Preferred Stock Nominees”).
     With the exception of the Preferred Stock Nominees, our directors are elected by the holders of our Preferred Stock and Common Stock voting together as a single class. Messrs. Richard K. Crump and John W. Gildea and Dr. Peter Ting Kai Wu are the nominees for election by the holders of our Preferred Stock and Common Stock, voting together as a single class (the “General Nominees”).
Proposals on Which You May Vote
     If you owned any shares of our Preferred Stock or Common Stock on March 7, 2008, as reflected in our stock register, you may vote at the Annual Meeting on the following matters:

Securities Held of
Record on March 7, 2008	Proposals on Which You May Vote

Preferred Stock	• Preferred Stock Nominees for Director
• General Nominees for Director
• Approval of Appointment of [ ]
• Approval of Amendment and Restatement of our Certificate of Incorporation

Common Stock	• General Nominees for Director
• Approval of Appointment of [ ]
• Approval of Amendment and Restatement of our Certificate of Incorporation

Voting In Person Or By Proxy
How Do I Vote My Shares of Stock?
You may vote your shares of Preferred Stock or Common Stock in person at the Annual Meeting or you may give us your proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting — you can always change your vote at the Annual Meeting.
You can vote your shares of stock by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail by signing and returning the enclosed proxy card. We have set up telephone and Internet voting procedures for your convenience and designed these procedures to authenticate your identity, allow you to give voting instructions and confirm that your voting instructions have been properly recorded. Telephone and Internet voting of shares of our stock will be available 24 hours a day until Noon (Houston time) on April 28, 2008. If you would like to vote your shares of stock by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card.
How Are My Shares of Stock Voted If I Give You My Proxy?
If you give us your proxy to vote your shares of stock, we will be authorized to vote your shares of stock, but only in the manner you direct. You may direct us to vote for — or withhold authority to vote for — all, some or none of the General Nominees and, if you hold Preferred Stock, all, some or none of the Preferred Stock Nominees. You may also direct us to vote your shares of stock for or against the proposal to ratify and approve the appointment of [                    ] (“[Auditor]”) as our independent registered public accounting firm for the fiscal year ending December 31, 2008 (the “[Auditor] Appointment”), and for or against the proposal to amend and restate our Amended and Restated Certificate of Incorporation (the “Proposed Charter Amendment”). You may also abstain from voting.
If you give us your proxy to vote your shares of stock and do not withhold authority to vote for the election of any of the nominees, all of your shares of stock will be voted for the election of each General Nominee and, if you hold Preferred Stock, each Preferred Stock Nominee. If you withhold authority to vote your shares of stock for any nominee, none of your shares of stock will be voted for that candidate, but all of your shares of stock will be voted for the election of each General Nominee for whom you have not withheld authority to vote and, if you hold Preferred Stock, each Preferred Stock Nominee for whom you have not withheld authority to vote.
If you give us your proxy to vote your shares of stock but do not specify how you want your shares voted, all of your shares of stock will be voted in favor of each of the General Nominees and, if you hold Preferred Stock, each of the Preferred Stock Nominees, and all of your shares of stock will be voted in favor of the proposal to ratify and approve the [Auditor] Appointment and in favor of the Proposed Charter Amendment.
If you give us your proxy to vote your shares of stock and any additional business properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the enclosed proxy card will vote your shares of stock on those matters as instructed by our Board or, in the absence of any express instructions, in accordance with their own best judgment. As of the date of this Proxy Statement, we were not aware of any other matter that will be raised at the Annual Meeting.
What If My Shares Are Held In Someone Else’s Name?
If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of March 7, 2008, or obtain a proxy to vote your shares from the intermediary.

Why Did I Receive More Than One Proxy Card?
You may receive more than one proxy or voting card depending on how you hold your shares and the types of shares you own. If you hold your shares through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your shares voted.
What Happens If a Nominee Becomes Unavailable?
If any of our director candidates becomes unavailable for any reason before the election, we may reduce the number of directors serving on our Board or a substitute candidate may be designated. We have no reason to believe that any of our director candidates will be unavailable. If a substitute candidate is designated for any of the Preferred Stock Nominees or the General Nominees, the persons named in the enclosed proxy card will vote your shares for such substitute if they are instructed to do so by our Board or, if our Board does not do so, in accordance with their own best judgment.
What If I Change My Mind After I Give You My Proxy?
You may revoke your proxy at any time before your shares of stock are voted at the Annual Meeting by providing us with either a new proxy with a later date (by any method available for giving your original proxy) or by sending us written notice of your desire to revoke your proxy at the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. You may also revoke your proxy at any time prior to your shares of stock having been voted by attending the Annual Meeting in person and notifying either of the inspectors of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend the Annual Meeting.
Solicitation of Proxies and Expenses
     We are asking for your proxy on behalf of our Board. We will bear the entire cost of preparing, printing and soliciting proxies. We will send proxy solicitation materials to all of our stockholders of record as of March 7, 2008, and to all intermediaries, such as brokers and banks, that held any of our shares on that date on behalf of others. These intermediaries will then forward solicitation materials to the beneficial owners of our shares and we will reimburse them for their reasonable forwarding expenses. Our directors, officers and employees may also solicit proxies in person or by telephone.
Proposals By Stockholders
     Our Board does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. Our Bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our Bylaws if they intend to present a proposal at any of our annual meetings.

Stockholder Communications with the Board
     Any stockholder may contact our Board or any of its members through our Corporate Secretary. Our Corporate Secretary forwards any communication intended for our Board that is received from a stockholder to the individual directors specified by the stockholder or, if no directors are specified, to our entire Board. Stockholders may send communications to our Board through our Corporate Secretary by E-Mail or in any other type of writing to the follows addresses or numbers:

By E-mail:	khale@sterlingchemicals.com

By Mail:	Sterling Chemicals, Inc. Board of Directors Attention: Corporate Secretary 333 Clay Street, Suite 3600 Houston, Texas 77002

By Fax	(713) 654-9577 Attention: Corporate Secretary
Stockholders wishing to submit proposals for inclusion in the proxy statement relating to our 2009 annual meeting of stockholders should follow the procedures specified below under the heading “Stockholder Proposals for Next Year’s Annual Meeting.” Stockholders wishing to nominate directors for election at our 2009 annual meeting of stockholders should follow the procedures specified below under the heading “Director Nominations and Qualifications.”
Director Nominations and Qualifications
     Our Corporate Governance Committee, in accordance with its Charter (a current copy of which is posted on our website at www.sterlingchemicals.com) and subject to the terms of our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Bylaws, reviews candidates recommended by our stockholders for positions on our Board. Our Bylaws provide that any stockholder entitled to vote for the election of directors at a meeting of stockholders who satisfies the eligibility requirements (if any) set forth in our Certificate of Incorporation, and who complies with the procedures set forth in our Certificate of Incorporation and Bylaws, may nominate persons for election to our Board, subject to any conditions, restrictions and limitations imposed by our Certificate of Incorporation or our Bylaws. These procedures include a requirement that our Corporate Secretary receive timely written notice of the nomination, which, for our 2009 annual meeting of stockholders, means that the nomination must be received on or after November 30, 2008 but no later than January 29, 2009. Each nomination must include, in addition to any other information or matters required by our Certificate of Incorporation or our Bylaws, the following:
•	the name and address of the stockholder submitting the nomination, as they appear on our books;

•	the nominating stockholder’s principal occupation and business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock owned of record or beneficially by the nominating stockholder;

•	the dates upon which the nominating stockholder acquired such shares and documentary support for any claims of beneficial ownership;

•	the exact name of the nominee and such person’s age, principal occupation and business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock (if any) owned directly or indirectly by the nominee;

•	the nominee’s written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected; and

•	any other information regarding the nominee that would be required to be included in a proxy statement pursuant to rules of the Securities and Exchange Commission.
     Nominations of directors may also be made by our Board or as otherwise provided in our Certificate of Incorporation, the Designation of Preferences, Rights and Limitations for our Preferred Stock or our Bylaws. Our Corporate Governance Committee uses the same process to evaluate a director candidate nominated by one of our stockholders as it uses to evaluate a director candidate nominated by our Board, in each case taking into account the restrictions, requirements and limitations contained in our Certificate of Incorporation, the Designation of Preferences, Rights and Limitations for our Preferred Stock, our Bylaws and any other agreements to which we are a party.
     Our Corporate Governance Committee conducts appropriate inquiries into the background and qualifications of each director candidate. In determining whether it will recommend or support a particular candidate for a position on our Board, our Corporate Governance Committee considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, diversity, independence, potential conflicts of interest and the present needs of our Board. Under our Governance Principles (which are posted on our website at www.sterlingchemicals.com), our directors are expected to possess the highest personal and professional ethics, integrity and values, be committed to representing the long-term interests of our stockholders and be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively. In addition, our directors are expected to be committed to serve on our Board for an extended period of time and not serve on the board of directors of any business entity that is competitive with us or on the board of directors of more than three other public companies (unless doing so would not impair the director’s service on our Board). Our Corporate Governance Committee does not have a formal process for identifying nominees for directors.
Annual Report and Available Information
     Our annual report on Form 10-K (including financial statements and the financial statement schedules but without exhibits) for our fiscal year ended December 31, 2007 (our “Form 10-K”) accompanies this Proxy Statement but does not constitute a part of our proxy solicitation materials. We will furnish additional copies of our Form 10-K, without charge, to any person whose vote is solicited by this Proxy Statement upon written request to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Chief Financial Officer. In addition, upon written request, we will furnish a copy of any exhibit to our Form 10-K to any person whose vote is solicited by this Proxy Statement upon payment of our reasonable expenses incurred in connection with providing the copy of the exhibit.

Election of Directors
(Item 1 on the Proxy Card)
General Information
     Our Board oversees our management, reviews our long-term strategic plans and exercises direct decision making authority in key areas. Each of our directors is elected annually to serve until our next annual meeting and until his or her successor is duly elected and qualified. Only non-employee directors are eligible to serve on our Audit Committee, our Compensation Committee and our Corporate Governance Committee.
     All of our director candidates currently serve on our Board. We do not employ any of our current directors or any of our director candidates other than Richard K. Crump, who is our President and Chief Executive Officer. Mr. Crump was originally appointed to our Board in December of 2001. Messrs. Gildea and Haney were originally appointed to our Board on December 19, 2002. Our Board appointed Dr. Peter Ting Kai Wu as one of our directors on March 12, 2004 to fill a pre-existing vacancy on our Board. The holders of our Preferred Stock appointed Mr. Philip M. Sivin to our Board on July 28, 2004, Mr. Karl W. Schwarzfeld to our Board on March 10, 2006 and Mr. Steven L. Gidumal to our Board on November 10, 2006, in each case to fill vacancies in seats previously held by designees of the holders of our Preferred Stock.
     Our Board held five meetings in 2007. On average, our directors attended approximately 98% of the meetings of our Board and any of our committees on which they served during 2007, with none of our directors attendeding less than 75% of such meetings. We do not have a specific policy regarding attendance by directors at annual meetings of our stockholders, but all of our directors are encouraged to attend if available. One of our directors, Mr. Richard K. Crump, attended our annual meeting of stockholders in 2007.
     As discussed above in “Arrangements Regarding Nomination and Election of Directors,” the holders of our Preferred Stock, voting separately as a class, are currently entitled to elect a majority of our directors. All of our remaining directors are elected by the holders of our Preferred Stock and Common Stock, voting together as a single class. The procedures for these separate votes by the holders of our Preferred Stock and the holders of our Preferred Stock and our Common Stock (as a single class), together with information about the respective candidates, are presented below under the headings “Preferred Stock Nominees” and “General Nominees.”
Director Independence
     Mr. Gildea and Dr. Wu are considered independent under the listing standards of the New York Stock Exchange. Each of Messrs. Gidumal, Haney, Schwarzfeld and Sivin are employed by Resurgence, which has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. As a result of this beneficial ownership, Resurgence is considered our affiliate under Securities and Exchange Commission guidelines and, consequently, Messrs. Gidumal, Haney, Schwarzfeld and Sivin may be considered not independent under the listing standards of the New York Stock Exchange. Mr. Sivin is also the son-in-law of Martin Sass, the Chief Executive Officer of Resurgence and of M.D. Sass Investors Services, Inc., the owner of Resurgence. Mr. Crump is our Chief Executive Officer and, consequently, is not independent under the listing standards of the New York Stock Exchange.

Board Committees
     Our Board has created various standing committees to help carry out its duties, including an Audit Committee, a Compensation Committee, a Corporate Governance Committee and an Environmental, Health & Safety Committee. Generally speaking, our Board Committees work on key issues in greater detail than would be possible at full Board meetings. Each of our Board Committees consults, from time to time, with outside experts concerning the performance of its duties. As part of its duties, our Corporate Governance Committee acts as our nominating committee.

Audit Committee	Our Audit Committee is currently comprised of two of our non-employee directors, Byron J. Haney (Chairman) and John W. Gildea, and met five times in 2007. Our Audit Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com, and is also an Exhibit to our Form 10-K. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements, and monitors the qualifications, independence and performance of our internal and independent auditors. Our Audit Committee is directly responsible for the appointment, compensation and oversight of our independent external and internal auditors, and approves the audit, audit-related or tax services to be provided by these auditors, as well as all non-audit related services to be provided by our independent external auditors. In addition, our Audit Committee reviews our Form 10-K and Form 10-Q reports, our practices in preparing published financial statements and our internal and disclosure controls. Upon the recommendation of our Audit Committee, our Board adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, a current copy of which is posted on our website at www.sterlingchemicals.com. This Code of Ethics, which applies to our Chief Executive Officer, our Chief Financial Officer, our Controller and anyone performing similar functions on our behalf, is administered by our Audit Committee and provides for the reporting of violations to our Audit Committee on a confidential and anonymous basis.

Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange for purposes of serving on our Audit Committee, while Mr. Haney may be considered not independent under these listing standards due to his employment by Resurgence. However, as Mr. Haney qualifies as a “financial expert,” as discussed below, our Board determined that it was appropriate to appoint Mr. Haney to our Audit Committee. Under the charter of our Audit Committee, each member of our Audit Committee must:

• be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment;

• have, in the opinion of our Board and in the opinion of each member of our Audit Committee, sufficient time available to devote reasonable attention to the responsibilities of our Audit Committee;

• be financially literate (i.e., have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows, and the ability to understand key financial risks and related controls and control processes); and

• not simultaneously serve on the audit committee of more than three public companies.

In addition, at least one member of our Audit Committee must, in the opinion of our Board, be an “audit committee financial expert” or have accounting or related financial management expertise. Our Board has determined that Mr. Haney is an “audit committee financial expert” within the meaning ascribed to such term under the rules promulgated under the Sarbanes-Oxley Act of 2002, due to his education, training and employment as a certified public accountant, service as a member of the audit committee of other companies and other relevant experience acquired through his work at Resurgence and other companies.

Compensation Committee	Our Compensation Committee is currently comprised of two of our non-employee directors, John W. Gildea (Chairman) and Steven L. Gidumal, and met once in 2007. Our Compensation Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com. Our Compensation Committee is responsible for discharging the compensation responsibilities of our Board, including:

•     reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and determining and approving our Chief Executive Officer’s compensation level based on this evaluation;

• determining and approving the compensation levels for our other executive officers;

• making recommendations to our Board with respect to the adoption, amendment or termination of our incentive compensation plans and equity-based plans;

•     administering our compensation programs for executive officers (including bonus plans, stock option and other equity-based programs, deferred compensation plans and other cash or stock incentive programs);

• reviewing and making recommendations to our Board with respect to other significant employee benefit programs; and

• reviewing and approving our annual merit budget.

In addition, our Compensation Committee establishes the annual fees and meeting fees to be paid to our non-employee directors.

The roles of our executive officers and of consultants in determining compensation of our executive officers and directors, and the ability of the Compensation Committee to delegate its authority, is discussed under “Compensation Discussion and Analysis.”

As discussed above, Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange, while Mr. Gidumal may be considered not independent under these listing standards due to his employment by and other relationships with Resurgence. Under the Charter of our Compensation Committee, each member of our Compensation Committee must be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment, and have, in the opinion of our Board and in the opinion of each member of our Compensation Committee, sufficient time available to devote reasonable attention to the responsibilities of our Compensation Committee.

Corporate Governance Committee	Our Corporate Governance Committee is currently comprised of two of our non-employee directors, Dr. Peter T.K. Wu (Chairman) and John W. Gildea, and met three times in 2007. Our Corporate Governance Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com. Our Corporate Governance Committee considers all matters related to our corporate governance. In discharging its duties, our Corporate Governance Committee makes recommendations to our Board with respect to changes to our Certificate of Incorporation, Bylaws, committee structure and corporate governance guidelines, reviews all stockholder proposals, considers questions of independence of our Board members and possible conflicts of interest, reviews succession plans relating to positions held by our senior executive officers and reviews our insurance and indemnity arrangements for our directors and officers. Our Corporate Governance Committee also provides oversight with respect to the establishment of and adherence to corporate compliance programs, codes of conduct and other policies and procedures concerning our business and our compliance with all relevant laws.

Our Corporate Governance Committee also acts as our “nominating committee.” In this capacity, our Corporate Governance Committee considers, recommends and recruits candidates to fill new or vacant positions on our Board and conducts inquiries into the backgrounds and qualifications of possible candidates for positions on our Board (unless any person or entity has the power to designate the individual to fill such position under our Certificate of Incorporation, any contract to which we are a party or the terms of any series of our preferred stock). As more fully described in “Directors, Nominations and Qualifications,” our Corporate Governance Committee, in accordance with its Charter and subject to the terms of our Certificate of Incorporation and Bylaws, reviews candidates recommended by our stockholders for positions on our Board.

As discussed above, Mr. Gildea and Dr. Wu are considered independent under the listing standards of the New York Stock Exchange. Under the Charter of our Corporate Governance Committee, each member of our Corporate Governance Committee must be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment, and have, in the opinion of our Board and in the opinion of each member of our Corporate Governance Committee, sufficient time available to devote reasonable attention to the responsibilities of our Corporate Governance Committee.

Environmental, Health & Safety Committee	Our Environmental, Health & Safety Committee is currently comprised of two of our directors, Richard K. Crump (Chairman) and Dr. Peter T.K. Wu, and met twice in 2007. Our Environmental, Health & Safety Committee establishes policies, practices and procedures for employee safety and health, environmental protection and product safety to ensure that our operations are conducted in compliance with environmental laws, rules, regulations, permits and licenses. Our Environmental, Health & Safety Committee also conducts ongoing environmental planning activities and makes recommendations to our Board concerning the selection of external environmental auditors, including their compensation and the proposed terms of their engagement.
Compensation Committee Interlocks and Insider Participation.
     During 2007, Messrs. Gildea and Gidumal served on our Compensation Committee. Neither of these directors has ever been one of our officers or employees. With the exception of those matters described below under “Related Person Transactions” pertaining to Mr. Gidumal, neither of our directors serving on our Compensation Committee in 2007 had any relationship that requires disclosure in this Proxy Statement as a transaction with a related person. During 2007:
• none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee;
• none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and
• none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Governance Principles
     Acting on the recommendation of our Corporate Governance Committee, our Board adopted formal Governance Principles in August of 2005, a current copy of which is posted on our website at www.sterlingchemicals.com, and is also an Exhibit to our Form 10-K. Our Governance Principles contain policies and guidelines related to:
•	the respective roles and functions of our Board and management;

•	the size of our Board, our Board Committees and criteria for membership;

•	compensation paid to our directors;

•	executive sessions of independent directors;

•	self-evaluations by our Board and our Board Committees;

•	ethics and conflicts of interest;

•	annual compensation reviews of our senior executive officers;

•	access to management and independent advisors; and

•	director orientation and education.

Preferred Stock Nominees
Who May Vote
If you owned any shares of our Preferred Stock on March 7, 2008, as reflected in our stock register, you may vote in the election for the Preferred Stock Nominees. Our shares of Common Stock do not vote in the election for the Preferred Stock Nominees.
Outstanding Shares
On March 7, 2008, there were 4,792.635 shares of our Preferred Stock outstanding (currently convertible into 4,792,635 shares of our Common Stock at the option of the holders), none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the election for the Preferred Stock Nominees, we must have a quorum. This means that we must have at least a majority of the shares of our Preferred Stock represented at the Annual Meeting, either in person or by proxy. Any shares of Preferred Stock owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our Preferred Stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for the election for the Preferred Stock Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Preferred Stock has the right to cast one vote for each of the Preferred Stock Nominees. Directors are elected by a plurality and the four Preferred Stock Nominees who receive the most votes cast by the shares of our Preferred Stock will be elected to our Board. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Designation of Nominees
Under the Restated Certificate of Designations, Preferences, Rights and Limitations of our Preferred Stock, the holders of our Preferred Stock, voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and Common Stock beneficially owned by Resurgence and certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect at least a majority of our directors. Each year, the holders of our Preferred Stock send us a designation of the individuals that these holders would like us to include in our proxy statement as nominees for the director seats for which they are entitled to vote.
Information about each of the Preferred Stock Nominees is provided below.

     Our Board of Directors recommends that the holders of shares of our Preferred Stock vote FOR the election to our Board of each of the following candidates:

Steven L. Gidumal Age 50 Director Since November 2006	Mr. Gidumal is a Managing Director and a Co-Chief Investment Officer of Resurgence, which beneficially owns a substantial majority of the voting power of our securities. Mr. Gidumal joined Resurgence in 2006. Prior to joining Resurgence, Mr. Gidumal served as Founder, Managing Director and Portfolio Manager of Virtus Capital, a New York-based hedge fund since February 2004. Before launching his own company, Mr. Gidumal served as head of distressed research for Trilogy Capital from 2001 through February 2004. Prior to that time, Mr. Gidumal had served as a portfolio manager of Tribeca Investments (Citigroup’s distressed securities operation), a distressed securities specialist for Bear Stearns and an investment banker for Rothschild Inc. Mr. Gidumal also currently serves as a member of the Board of Directors of RDA Sterling Holdings Corporation and Mirant Corp. Asset Recovery Trust.

Byron J. Haney Age 47 Director Since December 2002	Mr. Haney is a Managing Director and a Co-Chief Investment Officer of Resurgence, which beneficially owns a substantial majority of the voting power of our securities. Prior to becoming a Managing Director and a Co-Chief Investment Officer in 2006, Mr. Haney served as Managing Director of Resurgence since 1994. Mr. Haney also currently serves as a member of the Board of Directors of RDA Sterling Holdings Corporation, Furniture.com, Inc. and Fifth Street Finance Corp. and as an executive officer and member of the Board of Directors of First Commercial Credit Corp.

Karl W. Schwarzfeld Age 31 Director Since March 2006	Mr. Schwarzfeld is a Vice President of Resurgence, which beneficially owns a substantial majority of the voting power of our securities. Prior to becoming Vice President in 2006, Mr. Schwarzfeld held several positions at Resurgence, including Director of Operations from 2004 through 2006, Vice President of Operations from 2003 through 2004, Assistant Vice President of Operations from 2002 through 2003, Operations Manager from August 2000 through 2002 and Portfolio Administrator from August of 1998 through July 2000. Mr. Schwarzfeld also currently serves as a member of the Board of Directors of Furniture.com, Inc.

Philip M. Sivin Age 36 Director Since July 2004	Mr. Sivin is Senior Vice President of M.D. Sass - Macquarie Financial Strategies Management Company, L.L.C. and a Vice President of Resurgence, which beneficially owns a substantial majority of the voting power of our securities. Mr. Sivin joined Resurgence in 2004 and became a Vice President in 2005. Prior to becoming Senior Vice President of M.D. Sass — Macquarie Financial Strategies Management Company, L.L.C. in 2005, Mr. Sivin served as Senior Vice President and General Counsel of M.D. Sass Investors Services, Inc. and M.D. Sass Associates, Inc. since 2000. Prior to joining M.D. Sass in 2000, Mr. Sivin was an attorney at Sullivan & Cromwell LLP in New York specializing in corporate, securities, real estate and investment management transactions. Mr. Sivin also currently serves as a member of the Board of Directors and an executive officer of M.D. Sass Investor Services, Inc. (which owns Resurgence) and M.D. Sass Associates, Inc., and as a member of the Board of Directors of RDA Sterling Holdings Corporation, Furniture.com, Inc. and First Commercial Credit Corp.

General Nominees
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 7, 2008, as reflected in our stock register, you may vote in the election for the General Nominees.
Outstanding Shares
On March 7, 2008, there were 4,792.635 shares of our Preferred Stock (currently convertible into 4,792,635 shares of our Common Stock at the option of the holders) and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote for the General Nominees, we must have a quorum. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
In the election for the General Nominees, our shares of Preferred Stock and Common Stock vote together as a single class. For purposes of class voting, each share of our Common Stock has the right to one vote and each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share of Preferred Stock is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the election of the General Nominees, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for the election of the General Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote for each of the General Nominees and each share of our Preferred Stock has the right to cast 1,000 votes for each of the General Nominees. Directors are elected by a plurality and the three General Nominees who receive the most votes cast by the shares of our Preferred Stock and our Common Stock will be elected to our Board. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Information about each of the General Nominees is provided below.

     Our Board of Directors recommends that the holders of shares of our Preferred Stock and Common Stock vote FOR the election to our Board of each of the following candidates:

Richard K. Crump Age 61 Director Since December 2001	Mr. Crump has served as our President and Chief Executive Officer since January of 2003. Prior to that time, Mr. Crump served as our Co-Chief Executive Officer from December of 2001 through January of 2003, our Executive Vice President — Operations from May of 2000 through December of 2001, our Vice President — Strategic Planning from December of 1996 through May of 2000, our Vice President — Commercial from October of 1991 through December 1, 1996 and our Director — Commercial from August of 1986 through October of 1991. Prior to joining us, Mr. Crump was Vice President of Sales for Rammhorn Marketing from 1984 through August of 1986 and Vice President of Materials Management for El Paso Products Company from 1976 through 1983.

John W. Gildea Age 64 Director Since December 2002	Mr. Gildea has been a managing director and principal of Gildea Management Company since 1990. Gildea Management Company and its affiliates have been the investment advisor to The Network Funds, which specializes in distressed company and special situation investments. Mr. Gildea has served on the Board of Directors of a number of restructured or restructuring companies, including Amdura Corporation, American Healthcare Management, Inc., America Service Group Inc., GenTek, Inc., Konover Property Trust, Inc. and UNC Incorporated. Mr. Gildea also serves as a member of the Board of Directors of Universal Aerospace Company, Inc., America Service Group Inc. and Misonix, Inc. and several United Kingdom based investment trusts. He is also a member of the Audit Committee and the Compensation Committee of Misonix, Inc.

Dr. Peter Ting Kai Wu Age 70 Director Since March 2004	Dr. Wu currently serves as Chairman of the Board of Boston Life Science Venture Corp., a corporation based in Taiwan, and Chairman Emeritus of Continental Carbon India Limited. He is also a director and a member of the audit committee of TSRC Group, a synthetic rubber manufacturer in Taiwan and China. Previously, Dr. Wu served as Vice Chairman and Chief Executive Officer of Continental Carbon Company, a Houston, Texas based subsidiary of China Synthetic Rubber Corporation, from 1995 until his retirement in 2004, and as the President and Chief Executive Officer of China Synthetic Rubber Corporation, a petrochemicals company based in Taipei, Taiwan, from 1992 until his retirement in 2004. Prior to that time, Dr. Wu served as President and Chief Executive Officer of Grand Pacific Petrochemical Corporation, a Taipei, Taiwan based producer of styrene, polystyrene and ABS plastics, from 1990 through 1992, and as Executive Vice President of USI Far East Corporation, a Taipei, Taiwan based producer of polyethylene, from 1989 through 1990. Dr. Wu was also a Vice President and General Director of Industrial Technology Research Institute — Union Chemical Laboratories, an industrial chemical technology research organization in Hsin Chu, Taiwan, from 1985 through 1989, and held various positions related to polymer research at E.I. du Pont de Nemours & Company in Wilmington, Delaware from 1975 through 1985. The Chinese Institute of Chemical Engineers has awarded Dr. Wu the prestigious Chemical Engineering Medal for his contributions to the development of chemical industries in Taiwan, and Dr. Wu has also been awarded Distinguished Service Medals from both the Chinese Chemical Society and the Polymer Society of Taiwan. In 2005, Dr. Wu was bestowed a “Life-Time Achievement Award” at the 2005 Asia Pacific Carbon Black Conference in Suzhou, China and in 2006 was bestowed a similar award by the Polymer Society of Taiwan for his life time contributions to the polymers industry.

Ratification of Appointment of Independent Registered Public Accounting Firm
(Item 2 on the Proxy Card)
     Our Audit Committee has recommended and approved the selection of [Auditor] as our independent public accounting firm for the fiscal year ending December 31, 2008. We are asking that our stockholders ratify the [Auditor] Appointment. Representatives of [Auditor] are expected to be present at the Annual Meeting to answer appropriate questions and to make a statement, if they desire to do so. [Representatives of Deloitte & Touche, our principal accountant for the fiscal year ended December 31, 2007, are not expected to be present at the Annual Meeting to make a statement or respond to questions.]
     [During our last two fiscal years and the subsequent interim period up to [the completion of Deloitte & Touche’s audit with respect to our fiscal year ended December 31, 2007], we did not consult with [Auditor] regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, in each case where written or oral advice was provided, that [Auditor] concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a reportable event, as those terms are described in Item 304(a)(iv) and Item 304(a)(v), respectively, of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).]
     [We have provided [Auditor] and Deloitte & Touche with a copy of this disclosure, which was previously included in a Form 8-K filed on March [   ], 2008 in response to the disclosures required by Item 304(a) of Regulation S-K under the Securities Act. Both accounting firms have been provided an opportunity to furnish us with a letter addressed to the Securities and Exchange Commission stating its agreement and absence of any disagreement with the statements made by us in response to the disclosure in such 8-K, which was attached as an exhibit thereto.]

Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 7, 2008, as reflected in our stock register, you may vote at the Annual Meeting on the ratification and approval of the [Auditor] Appointment.
Outstanding Shares
On March 7, 2008, there were 4,792.635 shares of our Preferred Stock (currently convertible into 4,792,635 shares of our Common Stock at the option of the holders) and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote on the [Auditor] Appointment, we must have a quorum of our stockholders. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
Our shares of Preferred Stock and Common Stock vote together as a single class on the [Auditor] Appointment. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the vote on the [Auditor] Appointment, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for purposes of determining a quorum for the vote on the [Auditor] Appointment, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote on the [Auditor] Appointment and each share of our Preferred Stock has the right to cast 1,000 votes on the [Auditor] Appointment. Ratification and approval of the [Auditor] Appointment requires the favorable vote of a majority of the voting power of the shares of our Preferred Stock and Common Stock that are entitled to vote on the [Auditor] Appointment and are present at the Annual Meeting, in person or by proxy. As a result, an abstention from voting on the [Auditor] Appointment will have the same effect as a vote against the [Auditor] Appointment. However, broker non-votes are considered not to be present for voting on the [Auditor] Appointment and, consequently, do not count as votes for or against the [Auditor] Appointment and are not considered in calculating the number of votes necessary for approval.

          Our Audit Committee has furnished the following report for inclusion in this Proxy Statement.
Roles in Financial Reporting
     The management of Sterling Chemicals, Inc. (“Sterling”) is responsible for Sterling’s internal controls and the financial reporting process. The independent registered public accounting firm hired by Sterling is responsible for performing an independent audit of Sterling’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting standards generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to Sterling’s Board of Directors with respect to its findings.
Fiscal 2007 Financial Statements
     In order to fulfill our monitoring and oversight duties, we reviewed the audited financial statements included in Sterling’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and we met and held discussions with Sterling’s management and Deloitte & Touche LLP (“Deloitte & Touche”), Sterling’s independent registered public accounting firm for the fiscal year ended December 31, 2007, with respect to those financial statements. Management represented to us that all of these financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We also discussed with Deloitte & Touche the matters required to be discussed by the statement on Auditing Standards No. 114, as amended. Finally, we received and have reviewed the written disclosures and the letter provided to us by Deloitte & Touche, as required by Independence Standards Board Standard No. 1, and we discussed with Deloitte & Touche its own independence. Based upon our review and our discussions with management and Deloitte & Touche, and our review of Deloitte & Touche’s report and the representations of management, we recommended to Sterling’s Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
Incorporation by Reference
     No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of such Acts.

Respectfully submitted,

The Audit Committee of the Board of Directors

Byron J. Haney (Chairman)
John W. Gildea

Audit Fees, Audit Related Fees, Tax Fees and Other Fees
     Deloitte & Touche has served as our independent public accountants for over nine years. We paid Deloitte & Touche the following fees for the years ended December 31, 2007 and December 31, 2006, respectively:

	2007	2006
Audit Fees	$537,000	$466,000
Audit Related Fees	336,000	83,000
Tax Fees	144,000	115,000
All Other Fees	0	0

Total	$1,017,000	$664,000
Audit Fees were paid for professional services consisting of the audit of the financial statements included in our Annual Report on Form 10-K and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Audit Related Fees during 2007 were paid primarily for audit services performed in connection with our exchange offer registration statement pertaining to our 10 1/4% Senior Secured Notes issued in March of 2007 and audit services related to various strategic transactions that were pursued during 2007. Audit Related Fees during 2006 were paid primarily for audits of one of our businesses on a stand-alone basis. Tax Fees were paid for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.
     Our Audit Committee considered whether the provision of non-audit services by Deloitte & Touche was compatible with maintaining the independence of Deloitte & Touche, and concluded that the independence of Deloitte & Touche was not compromised by the provision of such services. In addition, our Audit Committee requires pre-approval of all audit and non-audit services provided by Deloitte & Touche or any other accounting firm and pre-approved all of the services included in the table above. Our Audit Committee has not adopted any additional pre-approval policies and procedures but, consistent with its Charter, our Audit Committee may delegate to one or more of its members the authority to pre-approve audit and non-audit services as permitted by law, provided that such pre-approval is submitted for ratification by the full Audit Committee at its next scheduled meeting.
Our Board of Directors recommends that you vote FOR this proposal.
*       *       *      *

Approval of Proposed Charter Amendment
(Item 3 on the Proxy Card)
     Our Board of Directors recommends that our stockholders vote FOR the approval of the Proposed Charter Amendment. In addition to minor housekeeping changes that would have no effect or potential effect on our stockholders, the Proposed Charter Amendment would amend our existing Certificate of Incorporation to:
•	remove certain provisions related to our emergence from Chapter 11 in 2002 or our former 10% Senior Secured Notes which no longer have any application;

•	provide that holders of our Common Stock are not entitled to vote on amendments to our Certificate of Incorporation (including any preferred stock designation) that relate soley to the terms of one or more of our outstanding series of preferred stock, including our Preferred Stock;

•	exempt us from the requirement that directors be elected by ballot;

•	modify the provisions exculpating directors from personal liability to us or our stockholders to allow for changes in Delaware law; and

•	revise the indemnification provisions to expand their application to any person serving as an officer, director, employee or agent of another corporation or entity at our request and to otherwise update them.

A copy of our existing Certificate of Incorporation, marked to show the changes that would be effected by approval of the Proposed Charter Amendment is attached to this Proxy Statement as Attachment A. In addition, below is an extended summary of the significant provisions we are proposing to add or delete with the Proposed Charter Amendment, including the reason or reasons for the proposed change and a description of the effect or potential effects of the proposed change on our common and preferred stockholders.
Removal of Provisions Relating to Our Emergence from Bankruptcy
The existing Certificate of Incorporation was adopted in order to, among other things, put into effect and carry out the confirmation order entered by the United States Bankruptcy Court for the Southern District of Texas, which confirmed our Joint Plan of Reorganization dated October 14, 2002 (“Joint Plan of Reorganization”). Accordingly, our existing Certificate of Incorporation includes provisions (i) prohibiting us, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, from issuing non-voting equity securities to the extent Section 1123(a)(6) requires (the “Non-voting Equity Securities Provision”), and (ii) allowing the Unsecured Creditors Committee (as such term is defined in the Joint Plan of Reorganization) to designate a director for two successive one-year terms commencing on December 19, 2002 (the “Director Provision”). As Section 1123(a)(6) is no longer applicable to us and the Unsecured Creditors Committee is no longer entitled to designate a director to our Board of Directors, we propose to delete the Non-voting Equity Securities Provision and the Director Provision. We also propose to amend the Certificate of Incorporation to delete any references to the Non-voting Equity Securities Provision and the Director Provision. These amendments will not affect the rights of any of our common or preferred stockholders. While we have clarified in relevant places where the Director Provision was included or otherwise referenced that certain provisions relating to the election of directors, or the filling of director vacancies, may be qualified by the terms set forth in any certificate setting forth the terms of a series of our preferred stock, we believe this would not change the rights of our common or preferred stockholders, given that our Board of Directors currently has the authority to issue preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval, which would include the authorizing of a series of preferred stock, such as the Preferred Stock, with the right to elect one or more directors and to fill vacancies with respect thereto.
In addition, our existing Certificate of Incorporation required us for a period of 18 months following our emergence from bankruptcy to cause the shares of our common stock to be registered under Section 12(g) of, and to timely file with the Securities and Exchange Commission all reports required to be filed pursuant to Section 13 of, the Exchange Act. Since this provision is no longer applicable, we are proposing to delete it. This amendment will not affect the rights of any of our common or preferred stockholders.
Removal of Provisions Relating to Our 10% Senior Secured Notes due 2007
Under our existing Certificate of Incorporation, holders of our 10% Senior Secured Notes due 2007 (the “10% Senior Notes”) issued in connection with our emergence from bankruptcy (the “10% Noteholders”) are allowed to designate one director for so long as any of the 10% Senior Notes are outstanding. In April 2007, we purchased and redeemed all of our outstanding 10% Senior Notes, and thus, propose to delete the provisions relating to the rights of the 10% Noteholders to elect a director and any references to such provision. This amendment will not affect the rights of any of our common or preferred stockholders.

Addition of Provision Relating to Certain Amendments to the Certificate of Incorporation
To align the interests of the persons voting with the matter being voted upon in certain instances and to harmonize our existing provisions of our existing Certificate of Incorporation, we propose to add a provision prohibiting our common stockholders from voting on any amendment to our Certificate of Incorporation (including any preferred stock designation) which relates solely to the terms of one or more of our outstanding series of preferred stock, including our Preferred Stock, if holders of such affected series are entitled to vote thereon (either separately or with the holders of one or more other such series). By so amending our existing Certificate of Incorporation, it will provide holders of any series of our preferred stock with the right to vote on any charter amendment relating solely to the terms of such series of preferred stock, if such holders are entitled to vote on such matter, without the risk that their voting power may be diluted if common stockholders that may have either no interest or conflicting interests in the proposed amendment are also entitled to vote on the amendment. We believe that this proposed modification will allow those with the most at stake, the stockholders of a particular series of preferred stock, to have a greater say in any amendment relating solely to the terms of that series. In addition, our Board of Directors currently has the authority to issue preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. We believe that this proposed change limiting the rights of our common stockholders is consistent with the ability of the Board of Directors to issue a series of preferred stock without seeking stockholder approval, inasmuch as any proposed amendment relating solely to the terms of a series of our preferred stock would, in most cases, be to the terms of a series of preferred stock which our common stockholders did not have the right to approve the issuance of as an initial matter. However, this provision, while potentially increasing the rights of our preferred stockholders as described above, will limit the general voting rights of our common stockholders, which entitle each common stockholder to one vote for each share. Accordingly, in the future our common stockholders may not have the right to vote upon amendments to our Certificate of Incorporation or any preferred stock designation (to the extent that any such amendment relates solely to the terms of a series of preferred stock which holders of that series are entitled to vote upon) which they otherwise may have been entitled to but for the adoption of the Proposed Charter Amendment.
Election of Directors by Ballot
We propose to add language to our existing Certificate of Incorporation providing that the election of directors need not be by written ballot, unless required by our bylaws. Under Delaware law, the election of directors must be by written ballot unless a company’s certificate of incorporation otherwise provides. We are proposing to make this addition to modernize our existing Certificate of Incorporation, as we believe that this is a provision commonly found in other public companies’ charter documents, and to provide greater flexibility in our procedural requirements relating to the election of directors. Adopting this provision, while changing the mechanics or technical procedures relating to the election of directors, should we propose to rely on this provision, will not change the current voting rights of our common or preferred stockholders with respect to the election of directors.
Modification of Director Exculpation Provisions and Indemnification Provisions
The modifications to the director exculpation provisions are intended to provide for changes in Delaware law. Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Our existing Certificate of Incorporation provides that the personal liability of directors of the registrant is limited to the fullest extent permitted by Section 102(b)(7) of the DGCL. We are proposing to amend this provision to (i) clarify that the exculpation provisions apply to both existing directors and former directors, (ii) expand the language in our existing Certificate of Incorporation such that the provisions exculpating a director for liability for monetary damages or breach of fiduciary duty would be ineffective only if not permitted by the DGCL as it currently exists or as it may be amended, so that if Section 102(b)(7) of the DGCL were to be amended, our Certificate of Incorporation would not have to be further amended or modified to conform to any revisions to such section, and (iii) provide that any repeal or amendment of the director exculpation provisions or inconsistent amendment to any other section of the Certificate of Incorporation will be prospective only (unless it would further limit a director’s liability) or adversely effect any right or protection of a director existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision. We are proposing to adopt these changes primarily to increase the flexibility of our Certificate of Incorporation to allow it to change organically as a result of changes in the DGCL over time, and to aid in obtaining and retaining the services of the types of persons to our Board of Directors which we believe will inure to the benefit of all our stockholders. These modifications to the director exculpation provisions will not affect the rights of our common or preferred stockholders.
The indemnification provisions of our existing Certificate of Incorporation require us to indemnify directors and officers to the fullest extent authorized or permitted by law so long as such person is or was a director or officer on or after October 7, 2002. The proposed amendment will, primarily, expand the indemnification provisions so that we must indemnify any person made a party to any threatened, pending or completed action by reason of the fact that such person is a director or officer or, while a director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or entity at our request. We are proposing to adopt these changes primarily to aid in obtaining and retaining the services of the types of persons to our Board of Directors which we believe will inure to the benefit of all our stockholders. The modifications to the indemnification provisions will conform to Section 145 of the DGCL, and will not affect the rights of our common or preferred stockholders.

Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 7, 2008, as reflected in our stock register, you may vote at the Annual Meeting on the approval of the Proposed Charter Amendment.
Outstanding Shares
On March 7, 2008, there were 4,792.635 shares of our Preferred Stock (currently convertible into 4,792,635 shares of our Common Stock at the option of the holders) and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote on the Proposed Charter Amendment, we must have a quorum of our stockholders. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
Our shares of Preferred Stock and Common Stock vote together as a single class on the Proposed Charter Amendment. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the vote on the Proposed Charter Amendment, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.

Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for purposes of determining a quorum for the vote on the Proposed Charter Amendment, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote on the Proposed Charter Amendment and each share of our Preferred Stock has the right to cast 1,000 votes on the Proposed Charter Amendment. Approval of the Proposed Charter Amendment requires the favorable vote of a majority of the voting power of the shares of our Preferred Stock and Common Stock that are entitled to vote on the Proposed Charter Amendment. As a result, abstentions from voting on the Proposed Charter Amendment and broker non-votes will have the same effect as a vote against the Proposed Charter Amendment.
     Our Board of Directors has unanimously adopted resolutions setting forth the Proposed Charter Amendment, declaring its advisability and directing that the Proposed Charter Amendment be submitted to our stockholders for their approval at the Annual Meeting. If approved by our stockholders, the Proposed Charter Amendment will become effective upon filing of an appropriate certificate with the Secretary of State of the State of Delaware.
Our Board of Directors recommends that you vote FOR this proposal.
*       *       *

Additional Proposals
     Our Board does not intend to bring any other matters before the Annual Meeting in addition to those described above, and has not been informed that any other matters are to be presented by others. The accompanying proxy confers discretionary authority upon the persons named therein to vote your shares of Preferred Stock and/or Common Stock in accordance with their best judgment on any other matter that may be properly brought before the Annual Meeting.

Executive Officers Of The Company
     Personal information with respect to each of our executive officers is set forth below.

Richard K. Crump Age 61	Mr. Crump has served as our President and Chief Executive Officer since January of 2003. Prior to that time, Mr. Crump served as our Co-Chief Executive Officer from December of 2001 through January of 2003, our Executive Vice President — Operations from May of 2000 through December of 2001, our Vice President — Strategic Planning from December of 1996 through May of 2000, our Vice President — Commercial from October of 1991 through December 1, 1996 and our Director — Commercial from August of 1986 through October of 1991. Prior to joining us, Mr. Crump was Vice President of Sales for Rammhorn Marketing from 1984 through August of 1986 and Vice President of Materials Management for El Paso Products Company from 1976 through 1983.

John R. Beaver Age 46	Mr. Beaver has been our Senior Vice President – Finance and Chief Financial Officer since May 4, 2007. Prior to that time, Mr. Beaver served as our Corporate Controller since March of 2001 and one of our Vice Presidents since January of 2003. Prior to joining us, Mr. Beaver was Vice President and Corporate Controller for Pioneer Companies, Inc. from 1997 until December of 2000 and Corporate Controller for Borden Chemicals and Plastics Limited Partnership from 1995 though 1996. Mr. Beaver held several financial management positions with us from 1987 through 1995 and with Monsanto Company from 1981 through 1987.

Kenneth M. Hale Age 45	Mr. Hale has been our General Counsel since January of 2001, our Senior Vice President and Corporate Secretary since January of 2003 and the head of our Human Resources & Administration Department since January 1, 2005. Prior to becoming one of our Senior Vice Presidents, Mr. Hale served as one of our Vice Presidents from October of 2002 through January of 2003. Prior to becoming General Counsel, Mr. Hale served as our Senior Counsel from July of 2000 through January of 2001, and as Assistant General Counsel from December of 1997 through July of 2000. Prior to joining us, Mr. Hale was an associate attorney at the law firm of Andrews & Kurth L.L.P. from January 1994 until December of 1997, and at the law firm of Honigman Miller Schwartz and Cohn from May of 1990 until December of 1993, where he specialized in mergers and acquisitions, finance, securities and general corporate matters.

Paul C. Rostek Age 52	Mr. Rostek has been our Senior Vice President — Commercial since August of 2004. Prior to attaining this position, Mr. Rostek was our Vice President — Nitriles from December 1996 to December 2002, and then served as our Vice President — Corporate Alliances & New Ventures from January 2003 to July 2004. Mr. Rostek joined us in August 1992 and initially served as our Vice President ERCO System Group based out of Toronto, Canada from August of 1992 through November of 1996.

Walter B. Treybig Age 51	Mr. Treybig joined us in 1993 and has been our Senior Vice President — Manufacturing since January of 2003. Prior to that time, Mr. Treybig served as our Plant Manager since 1998 and our Manager of Environmental, Health & Safety. Before joining us, Mr. Treybig held various positions at PPG Industries, Inc., Cain Chemical Inc., Occidental Chemical Corporation and Ausimont USA Incorporated. Mr. Treybig also serves as a Director of the Galveston County Health District.

Bruce E. Moore Age 42	Mr. Moore has been our Treasurer since January of 2003. Prior to becoming our Treasurer, Mr. Moore served as our Director of Treasury Operations from May of 2001 through January of 2003 and our Petrochemicals Division Controller from November of 1998 through May of 2001. Prior to that time, Mr. Moore served in a variety of financial positions since joining us in December of 1989, including positions in internal audit, tax and financial reporting. Prior to joining us, Mr. Moore held various positions in the audit and tax departments of KPMG LLP.

Compensation Committee Report
     Our Compensation Committee has furnished the following report for inclusion in this Proxy Statement.
     The Compensation Committee of Sterling Chemicals, Inc. (“Sterling”) is responsible for administering Sterling’s executive compensation program and discharging most compensation responsibilities of Sterling’s Board of Directors. Among other things, we review general compensation issues and determine the compensation of all of our senior executives and other key employees, and make recommendations regarding, and administer, all of Sterling’s employee benefit plans that provide benefits to our senior executives.
     We have reviewed the Compensation Discussion and Analysis included in the Proxy Statement in which this report appears, and we met and held discussions with Sterling’s management with respect to that portion of the Proxy Statement. Based upon our review and discussions with management, we recommended to Sterling’s Board of Directors that the Compensation Discussion and Analysis appearing in the Proxy Statement be included herein.
     No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of such Acts.

Respectfully submitted,

The Compensation Committee
of the Board of Directors

John W. Gildea (Chairman)
Steven L. Gidumal

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
     Our senior executive compensation program is designed to motivate, reward and retain the management talent needed to achieve our business goals and maintain a leadership position in the petrochemicals industry. Under our program, a significant portion of the potential compensation of our senior executives is dependent on our financial performance and increased stockholder value. Our program offers our senior executives salary levels and compensation incentives designed to:
•	attract, motivate and retain talented and productive executives;

•	recognize individual performance and our overall corporate performance relative to the performance of our competitors and other companies of comparable size; and

•	support our short-term and long-term goals.
We believe that this approach ensures an appropriate link between the compensation of our senior executives and the accomplishment of our goals and our stockholders’ objectives.
Processes and Procedures for Determining Compensation
     Our Compensation Committee is responsible for discharging the primary compensation responsibilities of our Board, and has the authority to determine and approve the compensation paid to each of our senior executive officers, including the Named Executive Officers (as defined below). Our Compensation Committee also administers our compensation programs for our senior executive officers (including bonus plans, stock option and other equity-base programs, deferred compensation plans and other cash or stock incentive programs), and makes recommendations to our Board with respect to whether any of those plans should be changed or terminated, or whether new plans should be adopted. The charter for our Compensation Committee does not contemplate any delegation by our Compensation Committee, or any of its members, of the duties delegated by our Board to our Compensation Committee.
     Our Compensation Committee uses a number of sources to determine the compensation paid to each of our senior executives. One of the primary sources of information used by our Compensation Committee is data from independent compensation consultants. The extent of data received from these consultants varies from year to year. Once every several years, an in-depth analysis of each element of our senior executive compensation program, as well as the overall compensation paid to each of our senior executives, is performed by an independent consulting firm. Historically, this analysis was performed in tandem with similar analyses performed for all our salaried employees by the same compensation consulting firm directly engaged by us rather than our Compensation Committee. However, in January of 2007, our Compensation Committee directly engaged The Hay Group, Inc., a different firm from that engaged by us to review our compensation program for our other salaried employees, to perform an in depth analyses of our senior executive compensation program. In those years when an in-depth analysis is performed, the compensation consulting firm issues a final report to our Compensation Committee that provides its view of the appropriateness of the compensation paid to each of our senior executives and the appropriateness of our senior executive compensation program as a whole. The compensation consulting firm also typically makes several recommendations for changes to our program. This report and analysis provides our Compensation Committee with the ability to compare our senior executive compensation program to those offered by other chemical manufacturers and a select group of non-chemical companies of comparable size and performance, and determine whether the compensation paid to each of our senior executives is both competitive and reasonable in relation to the duties required of that executive. Our Compensation Committee does not, however, compare our compensation program against the compensation offered by all of the companies included in the S&P Chemicals Index used in the Performance Graph contained in our Form 10-K because many of those companies are not considered to be our competitors, either in the market for our products or for executive talent.
     In the years falling in between these more in-depth analyses, the head of our Human Resources and Administration Department (currently Mr. Hale, one of our Named Executive Officers) provides our Compensation Committee with summary market data from several compensation consulting firms. Our Compensation Committee uses this data to assess general trends in the levels of base salaries paid to senior executives in our industry, in our geographic locale and in the United States as whole. The compensation consulting firms from whom summary market data is obtained may vary from year to year. For example, in 2006, our Compensation Committee received summary market data from The Hay Group, Inc., Hewitt Associates, Inc., Business and Legal Reports, Inc. and Mercer Human Resource Consulting LLC, while for 2008 our Compensation Committee received summary market data from Hewitt Associates, Inc., World at Work, Sibson Consulting, Salary.com, Mercer Human Resources Consulting, LLC and Buck Consultants. After reviewing the summary market data, our Compensation Committee determines an overall budget for increases in the base salaries of our senior executives as a group. Once this overall budget is established, our Compensation Committee confers with our Chief Executive Officer to discuss the performance of each of our senior executives and, following that discussion, our Compensation Committee determines the amount of increase in base salary for each of our senior executives, including our Chief Executive Officer.
Total Compensation
     The major components of our senior executive compensation program are base salary, annual incentive compensation and stock-based compensation, in addition to a few perquisites and other personal benefits to our senior executives, such as group life insurance. In addition, we maintain a 401(k) plan for all of our employees, and currently match the contributions into our 401(k) Plan made by each of our salaried employees, on a dollar-for-dollar basis, up to 6% of the participant’s base salary. We also provide all of our senior executives with post-employment compensation in the form of our salaried employees’ pension plan and our Key Employee Protection Plan. However, benefit accruals under our salaried employees’ pension plan were frozen as of January 1, 2005. Our Compensation Committee seeks to set base salaries for our senior executives at competitive rates, and also provides annual compensation opportunities linked to both our financial performance and the individual’s performance in each year and long-term stock-based compensation opportunities linked to our overall financial performance over an extended period. We believe that focusing executive compensation on variable incentive pay helps us meet our performance goals and enhances long-term stockholder value. In 2007, we did not pay any non-equity incentive compensation under our Bonus Plan, although we did pay discretionary bonuses to our senior executives, which averaged about 32% of the total cash compensation paid to our senior executives (excluding Mr. Vanderhoven, who retired on May 1, 2007, and, consequently, was not paid a discretionary bonus).
Base Salaries
     Under our compensation program, we place lower emphasis on fixed compensation for our senior executives and position their base salaries at industry levels. Initially, each executive’s base salary is set at a level intended to reflect that executive’s experience, level of responsibility, job classification and competence. Dramatic changes in base salaries are uncommon and typically only occur if needed to adjust for market movements, promotions or significant changes in responsibility or individual performance. Each year, our Compensation Committee determines the amount of increases in the base salaries of our senior executives. Once every several years, an in-depth analysis of each element of our senior executive compensation program, including base salaries, is performed by an independent consulting firm. In those years, our Compensation Committee receives a report from the compensation consulting firm that includes an analysis of an appropriate range for the base salary of each of our senior executives. Depending on the results of the analysis, our Compensation Committee may elect to make a significant increase, or make a lower than expected increase, in the base salary of one or more of our senior executives in that year in order to align that executive’s base salary with the market rate for the position in question. In all other years, our Compensation Committee establishes an overall budget for increases in the base salaries of our senior executives as a group. Once this overall budget is established, our Compensation Committee confers with our Chief Executive Officer to discuss the performance of each of our senior executives and, following that discussion, our Compensation Committee determines the increase in base salary for each of our senior executives, including our Chief Executive Officer.
     As noted above, in January of 2007, our Compensation Committee directly engaged The Hay Group, Inc. to perform an in-depth analyses of our senior executive compensation program. The report prepared by The Hay Group, Inc. indicated that each of our Named Executive Officers was earning total compensation in excess of the average total compensation earned by similar executives at the companies that The Hay Group, Inc. used for comparison purposes. However, our Compensation Committee was of the opinion that the report by The Hay Group, Inc. had placed undue emphasis on the valuation for stock options granted in 2003 (and, in one case, 2004) and elected to grant raises in base salaries to Messrs. Hale, Rostek and Treybig. Our Compensation Committee felt that the valuation of stock options was given too much weight because our practice of making one large grant of stock options to each of our Named Executive Officers, rather than annual grants, artificially skewed the compensation expense reported for the year of the grant. For 2008, our Compensation Committee received summary market data from Hewitt Associates, Inc., World at Work, Sibson Consulting, Salary.com, Mercer Human Resources Consulting, LLC and Buck Consultants and, on February 8, 2008, our Compensation Committee approved increases in the annual base salaries (effective as of March 1, 2008) of each of our Named Executive Officers consistent with the market data it reviewed. The following table sets forth the existing and new annual base salary levels for each of our Named Executive Officers:

	2007	2008
Richard K. Crump	$390,000	$405,000
John R. Beaver	205,000	223,250
Kenneth M. Hale	234,000	243,500
Paul C. Rostek	221,750	230,750
Walter B. Treybig	204,750	213,000
Annual Incentive Compensation
     In addition to base salaries, our senior executives and other qualified employees can earn additional cash incentive compensation each year under our Bonus Plan. The additional compensation available under this plan is intended to reward the achievement of annual corporate financial goals and personal performance. Under our Bonus Plan, the amount paid to each of our salaried employees, including our Named Executive Officers, is based on our EBITDA and the employee’s “Bonus Target” (which is a percentage of his or her base salary), with 50% of that amount being subject to adjustment based on the employee’s performance during the year. Mr. Crump’s Bonus Target is 100% and the Bonus Target of each of our other Named Executive Officers is 40% (other than Mr. Vanderhoven, who retired on May 1, 2007, and previously had a Bonus Target of 50%). If we attain our “threshold” level of EBITDA ($35 million of EBITDA) in any calendar year, each of our salaried employees, including our Named Executive Officers, is entitled to a bonus of up to 50% of their Bonus Target. If we attain our

“target” level of EBITDA ($70 million of EBITDA) in any calendar year, each of our salaried employees is entitled to a bonus of up to 100% of their Bonus Target. Finally, if we attain our “maximum” level of EBITDA ($140 million of EBITDA) in any calendar year, each of our salaried employees is entitled to a bonus of up to 200% of their Bonus Target. No additional amounts are payable under our Bonus Plan for exceeding $140 million of EBITDA in any calendar year. If our EBITDA is between any of the specified levels, the maximum payment under the Bonus Plan for each salaried employee is pro-rated between the two levels on a straight-line basis. For example, if we attained $52.5 million in EBITDA in a year, each of our salaried employees would be entitled to a bonus of up to 75% of their Bonus Target. EBITDA, which we define as income/(loss) before tax, interest expense (net), depreciation, amortization and write-downs is a non-GAAP measure we use as an approximation of cash flow from operations before tax. Our definition of EBITDA may differ from that of other companies. [Our Compensation Committee is currently considering revising the manner in which bonuses are earned under our Bonus Plan to reflect our exit from the styrene business, although no determination has been made as to what, if any, changes will be made.]
     Our Bonus Plan is administered by our Compensation Committee, who determines the amount of annual incentive compensation paid to each of our senior executive officers, including the Named Executive Officers, in those years when we achieve the minimum level of financial performance required for a payment under our Bonus Plan. In evaluating an individual’s performance, our Compensation Committee relies, to some extent, on the assessment by our Chief Executive Officer of that individual. The maximum amount payable under our Bonus Plan for any year is not determined until the audit of our financial statements has been completed and our Form 10-K for that year has been approved by our Audit Committee and our Board. Generally, a senior executive must still be employed by us at the time the bonus is paid in order to receive a bonus payment. We believe that the potential to earn above market bonuses in any given year helps us attract, motivate and retain talented and productive senior executives and supports our short-term goals for that year. In addition, by requiring minimum levels of financial performance in order to earn a bonus under our Bonus Plan, and making 50% of the maximum bonus payable dependent upon individual performance, we believe that our Bonus Plan provides an effective tool for recognizing both individual performance and our overall corporate performance.
     On January 27, 2006, our Compensation Committee amended our Bonus Plan to provide our salaried employees the ability to earn a bonus based on their individual performance, irrespective of our financial performance during the year. However, if a bonus is paid based on achieving our financial performance targets, no additional bonus is paid under this provision of our Bonus Plan. Our Compensation Committee considered a variety of factors before electing to make this change to our Bonus Plan, including the marked increase in compensation paid to, and intense competition to attract and retain, employees in the petrochemicals and oil and gas industries resulting from the dramatic increase in oil prices over the last several years and the reconstruction efforts following Hurricane Katrina. Our Chief Executive Officer and our four Senior Vice Presidents are excluded, however, from this new portion of our Bonus Plan. Whether a bonus is paid to our Chief Executive Officer or any of our Senior Vice Presidents in any year when we do not attain the minimum financial performance required for a payment under our Bonus Plan, and if so, the amount to be paid, is determined by our Compensation Committee at that time based upon its review of their individual performance during the year in question.
     For 2007, we did not achieve the threshold level of EBITDA required for the payment of a bonus under our Bonus Plan. However, on February 8, 2008, our Compensation Committee authorized the payment of discretionary bonuses to each of our Named Executive Officers in recognition of their significant efforts during 2007 in connection with, among other things, successfully refinancing our long-term indebtedness in March of 2007, successfully consummating the long-term exclusive styrene supply agreement between us and NOVA Chemicals Inc. in November of 2007 and achieving significant progress in the pursuit of numerous strategic transactions designed to more fully utilize the infrastructure at our Texas City facility. The following table sets forth the amount of bonuses paid to our Named Executive Officers:

Richard K. Crump	$390,000
John R. Beaver	82,000
Kenneth M. Hale	118,600
Paul C. Rostek	88,700
Walter B. Treybig	81,900
Our Compensation Committee also authorized the payment of discretionary bonuses to each of our named Executive Officers on February 24, 2006, even though we did not attain the minimum level of EBITDA in 2005 required for the payment of a bonus under our Bonus Plan. The discretionary bonuses were paid to our Named Executive Officers to reward them for achieving our goal of reducing fixed costs by at least $20 million during 2005.
     In evaluating the amounts of bonuses paid to each of our Named Executive Officers for each year, whether they were paid under our Bonus Plan or were discretionary, our Compensation Committee and our Board considered numerous factors, including, among others, his influence in the development and implementation of the results obtained in connection with the refinancing of our long-term indebtedness, our long-term exclusive styrene supply agreement with NOVA Chemicals Inc. and our cost reduction strategies, his performance in driving results, his dedication to and participation in maintaining an ethical culture and his responsibility for maintaining high standards for environmental, health and safety performance. In addition, in setting these bonus amounts, our Compensation Committee gave due regard to its philosophy that our management team functions as a team and that our success is dependent on the efforts of all of the members of our senior management as a group.
Stock-Based Compensation
     Under the stock-based portion of our senior executive compensation program, our senior executives and other key employees are eligible for awards of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, performance awards and phantom stock awards under our 2002 Stock Plan. Our Compensation Committee or our full Board determines the terms and amounts of each award granted under our 2002 Stock Plan based upon a variety of factors, including:
•	the recipient’s level of responsibility and job classification;

•	the recipient’s job performance;

•	the recipient’s present and potential contributions to our long-term success; and

•	the extent that the base salary of the recipient is below industry levels based on the compensation survey described above.
The primary purpose of our stock-based compensation program is to provide our senior executives and other key employees with incentives to concentrate on our performance over the long term. We believe that stock-based compensation is an appropriate and effective method for aligning the interests of our senior executives with our long-term goal of maximizing stockholder value because our senior executives will not receive any benefit from this form of compensation unless our overall value, based on stock prices, increases over time.
     Our Compensation Committee or our Board specifies the number of shares covered by each award under our 2002 Stock Plan and the associated vesting schedule. A three-year vesting schedule has been used for all awards that have been granted under our 2002 Stock Plan. We believe that this length of vesting schedule provides an incentive to our senior executives to increase stockholder value over time, since the full benefit of the awards cannot be realized unless there is appreciation in stock value over a number of years. While we impose a three-year vesting schedule, options granted under our 2002 Stock Plan become fully exercisable in the event of the optionee’s termination of employment by reason of death, disability or retirement, or in the event of a “change of control,“ which includes the acquisition of beneficial ownership by any person (other than Resurgence and its affiliates) of at least 50% of our outstanding common stock or at least 50% of the combined voting power of all our outstanding securities entitled to vote generally in the election of directors, (ii) the sale, lease, exchange or transfer of substantially all of our properties and assets or (iii) our merger or consolidation with another entity if the holders of our existing voting securities own less than a majority of the voting securities of the surviving entity.
     Historically, only one grant of awards under our 2002 Stock Plan has been made to any individual. Our 2002 Stock Plan was authorized and established on December 19, 2002, when we emerged from bankruptcy protection under Chapter 11 of the Bankruptcy Code. Shortly thereafter, on February 11, 2003, our Compensation Committee and our Board made an initial grant of stock options to our executive officers and certain other employees in amounts our Compensation Committee felt were adequate to provide the appropriate incentives and achieve the desired alignment with the long-term interests of our stockholders. Our Compensation Committee has only approved one additional grant of any award under our 2002 Stock Plan since that time, which grant was made on November 5, 2004 in connection with Mr. Rostek being promoted to our Senior Vice President — Commercial so that his overall compensation and incentives would be aligned with those of our other Named Executive Officers. All of the outstanding options held by our Named Executive Officers have vested and are exercisable. No option may be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. All options have been granted with an exercise price at or above the fair market value of a share of our common stock on the date of grant.
     We do not have any program, plan or practice in place for selecting grant dates for awards under our 2002 Stock Plan in coordination with the release of material non-public information. With one exception, all of the awards under our 2002 Stock Plan were granted on February 11, 2003, at the first meeting of our new Board following our emergence from bankruptcy in December of 2002. The other award was granted in connection with the promotion of Mr. Rostek to our Senior Vice President – Commercial. Each of these awards was a grant of non-qualified stock options to acquire shares of our common stock at an exercise price of $31.60 per share. Our Board based the exercise price for each of these awards on an approximation of the amount invested by our new stockholders in connection with our emergence from bankruptcy That amount was far in excess of the trading price of a share of our common stock on the over-the-counter market on each of the two grant dates. Neither our Board nor our Compensation Committee is prohibited from granting options at times when they are in possession of material non-public information. However, no inside information was taken into account in determining the number of options previously awarded or the exercise price for those awards, and we did not “time” the release of any material non-public information to affect the value of those awards.
     Under our Code of Ethics and Conduct, all of our employees, including each of the Named Executive Officers and directors, are prohibited from directly or indirectly purchasing or selling any of our securities while they are in possession of material inside information, communicating any material inside information to others who may trade in our securities or recommending to others that they purchase or sell any of any securities while they are in the possession of material inside information. Generally, all of our directors, officers and members of senior management are required to pre-clear all sales and purchases of our securities through our Legal Department. Our other employees only need to pre-clear sales and purchases of our securities that are intended to take place outside a window period through our Legal

Department. For this purpose, the only window periods are the 30-day period commencing one week after our annual report has been mailed to stockholders and the 15-day period beginning on the third business day following the official release of our quarterly or annual financial results. Notwithstanding the foregoing policies, our General Counsel may, with the approval of our Corporate Governance Committee, exempt any director from these pre-clearance procedures if our General Counsel reasonably believes that such director possesses adequate sophistication and access to legal advisors to make his or her own determination of whether a given sale or purchase of our securities is otherwise in compliance with these policies. Our General Counsel and our Corporate Governance Committee have exempted all of our directors who are employed by Resurgence from these pre-clearance procedures. Our Code of Ethics and Conduct also discourages in-and-out trading in our securities and prohibits any of our directors, officers or employees from engaging in short sales or sales against the box of any of our securities or trading in puts, calls or options, in each case, unless approved by a majority of the disinterested members of our Board.
Tax Treatment
     Our Compensation Committee considers the anticipated tax treatment of our executive compensation program when setting levels and types of compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to a company’s chief executive officer or any of its other four most highly compensated executive officers in excess of $1 million in any year, with certain performance-based compensation being specifically exempt from this deduction limit. In 2007, none of our employees subject to this limit received compensation in excess of $1 million. Consequently, the requirements of Section 162(m) should not affect the tax deductions available to us in connection with our senior executive compensation program for 2007.

Compensation Tables
Summary Compensation Table
     The following table shows certain information regarding the compensation we paid each individual who served as our Chief Executive Officer or our Chief Financial Officer (or acted in a similar capacity during 2007) and our other three most highly compensated executive officers during 2007 (collectively, our “Named Executive Officers”) for fiscal years ended December 31, 2007, December 31, 2006 and December 31, 2005, respectively. In 2007, base salaries accounted for approximately [61.27]% of the total cash compensation paid to our Named Executive Officers.

						Change in
						Pension
						Value and
						Non-
					Non-Equity	Qualified
					Incentive	Deferred
					Plan	Compen-	All Other
Name And	Fiscal			Option	Compen-	sation	Compen-
Principal Position	Year	Salary(1)	Bonus	Awards(2)	sation	Earnings(3)	sation(4)	Total
Richard K. Crump	2007	$390,000	$390,000	$0	$0	$25,341	$28,589	$833,930
President and Chief	2006	388,333	0	30,973	267,003	46,588	28,145	761,042
Executive Officer	2005	378,500	46,875	294,245	0	74,359	25,562	819,541

John R. Beaver(5)	2007	190,617	82,000	0	0	0	13,879	286,496
Senior VP — Finance and	2006	156,583	7,500	5,807	37,812	4,443	11,424	223,569
Chief Financial Officer	2005	149,250	18,750	55,171	0	7,091	10,178	240,440

Paul G. Vanderhoven(6)	2007	86,640	0	0	0	5,511	459,727	551,878
Senior VP — Finance and	2006	255,167	0	8,518	87,974	26,504	16,316	394,479
Chief Financial Officer	2005	244,417	40,625	80,917	0	42,303	15,662	423,924

Kenneth M. Hale	2007	232,042	118,600	0	0	0	15,269	365,911
Senior VP, General	2006	220,583	0	7,098	60,863	3,562	15,335	307,441
Counsel and Secretary	2005	209,583	34,375	67,431	0	5,685	14,440	331,514

Paul C. Rostek	2007	220,000	88,700	32,972	0	0	14,604	356,276
Senior VP — Commercial	2006	209,667	0	89,024	57,851	9,879	14,474	380,895
	2005	200,458	34,375	197.832	0	13,232	14,087	459,984

Walter B. Treybig	2007	203,125	81,900	0	0	627	13,603	299,255
Senior VP —	2006	193,583	0	6,453	53,401	7,161	12,923	273,521
Manufacturing	2005	185,250	34,375	61,301	0	11,429	15,354	307,709

(1)	Includes amounts deferred under our 401(k) Savings and Investment Plan.

(2)	Please refer to Footnote 2 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a description of the assumptions used in determining compensation cost for the stock options reflected in this column which were granted in 2003 or, in the case of Mr. Rostek, in 2004.

(3)	Pension value changes in 2007 for Messrs Beaver, Hale and Rostek were -$575, -$576 and -$16,433, respectively.

(4)	Includes (i) values of group life insurance provided by us in excess of $50,000, (ii) amounts paid for clubs and associations, (iii) premiums for executive life insurance paid by us, (iv) matching contributions paid by us under our 401(k) Savings and Investment Plan and (v) values of parking paid by us in excess of Internal Revenue Service limitations, as follows:

	Fiscal		Clubs and	401(k) Matching	Executive
	Year	Group Life	Associations	Contributions	Parking
Richard K. Crump	2007	$7,326	$0	$13,500	$685
	2006	7,277	0	13,200	590
	2005	4,615	585	12,600	684

John R. Beaver	2007	746	1,240	11,437	456
	2006	614	1,415	9,395	0
	2005	388	835	8,955	0

Paul G. Vanderhoven	2007	613	0	5,198	228
	2006	1,616	910	13,200	590
	2005	1,543	835	12,600	684

Kenneth M. Hale	2007	944	825	13,500	0
	2006	600	1,535	13,200	0
	2005	565	1,340	12,535	0

Paul C. Rostek	2007	1,366	0	12,553	685
	2006	1,304	0	12,580	590
	2005	809	585	12,008	685

Walter B. Treybig	2007	1,250	165	12,188	0
	2006	1,193	115	11,615	0
	2005	741	500	11,096	0

Mr. Crump’s “All Other Compensation” includes executive life insurance premiums paid by us of $7,078 in each of 2007, 2006 and 2005. Mr. Vanderhoven’s “All Other Compensation” includes payment of $68,188 for unused vacation time and a severance payment of $385,500 paid upon Mr. Vanderhoven’s retirement from employment. Mr. Treybig’s “All Other Compensation” includes $3,017 paid in 2005 for travel expenses related to obtaining his Masters in Business Administration Degree from Tulane University.

(5)	Mr. Beaver was promoted to our Senior Vice President — Financial and Chief Financial Officer on May 4, 2007. Prior to that, Mr. Beaver served as one of our Vice Presidents and our Corporate Controller. Consequently, Mr. Beaver’s compensation for 2007 reflects compensation paid to him in his capacity as our Senior Vice President — Finance and Chief Financial Officer for approximately eight months and compensation paid to him in his capacity as one of our Vice Presidents and our Corporate Controller for approximately four months, and Mr. Beaver’s compensation for 2006 and 2005 reflects compensation paid to him in his capacity as one of our Vice Presidents and our Corporate Controller.

(6)	Mr. Vanderhoven retired on May 1, 2007. Prior to that time, Mr. Vanderhoven served as our Senior Vice President — Finance and Chief Financial Officer.
Indemnification Agreements
     We have entered into indemnification agreements with each of our directors and executive officers, including each of our Named Executive Officers. These indemnification agreements require us to, among other things, indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of our directors or executive officers and to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under the General Corporation Law of the State of Delaware and are in addition to any other rights these individuals may have under our organizational documents or applicable law. We believe that these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced directors and executive officers.
Grants of Plan-Based Awards
     None of our Named Executive Officers were granted any equity incentive plan awards, other stock awards or other option awards in 2007 under our 2002 Stock Plan discussed above in “Compensation Discussion & Analysis,” or otherwise. The following table provides information with respect to each grant of an award made to a Named Executive Officer in 2007 under our Bonus Plan.

	Estimated Possible Payouts Under
	Non-Equity Incentive Plan Awards
Name	Threshold	Target	Maximum
Richard K. Crump	$195,000	$390,000	$780,000

John R. Beaver	41,000	82,000	164,000

Paul G. Vanderhoven	64,250	128,500	257,000

Kenneth M. Hale	46,800	93,600	187,200

Paul C. Rostek	44,350	88,700	177,400

Walter B. Treybig	40,950	81,900	163,800
As noted below under “Non-Equity Incentive Plan Information — Bonus Plan,” we did not exceed the threshold level of EBITDA required for a payment under our Bonus Plan in 2007. However, on February 8, 2008, our Compensation Committee did authorize the payment of discretionary bonuses to each of our Named Executive Officers (other than Mr. Vanderhoven, who retired on May 1, 2007).
Non-Equity Incentive Plan Information — Bonus Plan
     As discussed above in “Compensation Discussion & Analysis,” we maintain a Bonus Plan that pays additional compensation to our salaried employees in the form of a cash bonus. The amount of additional incentive compensation available under our Bonus Plan is based on our EBITDA and formulae set for the individual’s job classification (with individuals having greater management responsibility having the opportunity to earn larger percentages). Payments under our Bonus Plan are also impacted by individual performance, with 50% of the maximum bonus amount that can be earned by each senior executive being subject to adjustment based on that executive’s performance during the year. If a bonus is earned under our Bonus Plan in any year, the bonus is paid after the audit of our financial statements for that year has been completed.
     We did not exceed the threshold level of EBITDA required for a payment under our Bonus Plan in 2007. However, on February 8, 2008, our Compensation Committee authorized the payment of discretionary bonuses to each of our Named Executive Officers (other than Mr. Vanderhoven, who retired on May 1, 2007) in recognition of their significant efforts during 2007 in connection with, among other things, successfully refinancing our long-term indebtedness in March of 2007, successfully consummating the long-term exclusive styrene supply agreement between us and NOVA Chemicals Inc. in November of 2007 and achieving significant progress in the pursuit of numerous strategic transactions designed to more fully utilize the infrastructure at our Texas City facility. The following table sets forth the amount of bonuses paid to our Named Executive Officers:

Richard K. Crump	$390,000
John R. Beaver	82,000
Kenneth M. Hale	118,600
Paul C. Rostek	88,700
Walter B. Treybig	81,900
Equity Incentive Plan Information — 2002 Stock Plan
     Under our 2002 Stock Plan, our Board or Compensation Committee may issue stock options, stock awards, stock appreciation rights or stock units to our senior executives, other key employees and consultants. Our 2002 Stock Plan is administered by our Board, in consultation with our Compensation Committee, and may be amended or modified from time to time by our Board. Our Board or our Compensation Committee determines the exercise price of stock options, any applicable vesting provisions and the other terms and provisions of each award granted under our 2002 Stock Plan. Options granted under our 2002 Stock Plan become fully exercisable in the event of the optionee’s termination of employment by reason of death, disability or retirement, and may become fully exercisable in the event of a “change of control.” For purposes of our 2002 Stock Plan. a “change of control” means:
•	the acquisition of beneficial ownership by any person (other than Resurgence and its affiliates) of at least 50% of our outstanding common stock or at least 50% of the combined voting power of all our outstanding securities entitled to vote generally in the election of directors;

•	the sale, lease, exchange or transfer of substantially all of our properties and assets; or

•	our merger or consolidation with another entity if the holders of our existing voting securities own less than a majority of the voting securities of the surviving entity.
In no event can any option be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. We have reserved 363,914 shares of our Common Stock for issuance under our 2002 Stock Plan (subject to adjustment).
     Under our 2002 Stock Plan, we have granted awards on only two occasions. On February 11, 2003, we granted options to purchase an aggregate of 326,000 shares of our Common Stock, at an exercise price of $31.60 per share, to our senior executives and certain of our other key employees, all of which vested over the next three years in three equal installments. On November 5, 2004, we granted options to purchase 27,500 shares of our Common Stock, at an exercise price of $31.60 per share, to Mr. Rostek in connection with his promotion to Senior Vice President — Commercial. Mr. Rostek’s stock options also had a three-year vesting schedule, with the final installment vesting on November 5, 2007. As of December 31, 2007, of the options awarded under our 2002 Stock Plan, 15,833 of those options had been exercised and 92,167 of those options had lapsed or expired without being exercised.
     The following table provides information regarding securities authorized for issuance under our 2002 Stock Plan as of December 31, 2007:

Number of securities remaining
	Number of securities to		available for future issuance under
	be issued upon exercise	Weighted-average exercise	equity compensation plans
	of outstanding options,	price of outstanding	(excluding securities
Plan Category	warrants and rights	options, warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders(1)	245,500	$31.60	118,414

Equity compensation plans not approved by security holders	—	—	—

Total	245,500	$31.60	118,414

(1)	Our 2002 Stock Plan was authorized and established under our confirmed Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code (our “Plan of Reorganization”), which became effective on December 19, 2002. Our Plan of Reorganization provides that, without any further act or authorization, confirmation of our Plan of Reorganization and entry of the confirmation order is deemed to satisfy all applicable federal and state law requirements and all listing standards of any securities exchange for approval by the board of directors or the stockholders of our 2002 Stock Plan. No additional stockholder approval of our 2002 Stock Plan has been obtained.
Outstanding Equity Awards at 2007 Fiscal Year-End
     The following table provides information on the value of unexercised stock options as of December 31, 2007 held by each of our Named Executive Officers. There were no exercises of options or stock appreciation rights during the 2007 fiscal year by any of our Named Executive Officers, and none of our Named Executive Officers held any shares or units of stock or stock appreciation rights at December 31, 2007.

	Option Awards
			Equity
			Incentive Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options	Options	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date

Richard K. Crump	120,000	0	0	$31.60	02/11/13
John R. Beaver	22,500	0	0	$31.60	02/11/13
Paul G. Vanderhoven	0	0	0	—	—
Kenneth M. Hale	27,500	0	0	$31.60	02/11/13
Paul C. Rostek	27,500	0	0	$31.60	11/05/14
Walter B. Treybig	25,000	0	0	$31.60	02/11/13

Option Exercises and Stock Vesting
     None of our Named Executive Officers exercised any stock options or stock appreciation rights during the 2007 fiscal year or held any restricted stock, stock appreciation rights or similar equity awards during the 2007 fiscal year.
Pension Benefits
     The following table provides information with respect to each plan that provides for payments or other benefits at, following or in connection with the retirement of our Named Executive Officers.

		Number	Present Value
		of Years	of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit(1)	Fiscal Year
Richard K. Crump	Salaried Employees’ Pension Plan	19	481,604	0
	Pension Benefit Equalization Plan	19	0	0
	Supplemental Employee Retirement Plan	19	400,556	0

John R. Beaver	Salaried Employees’ Pension Plan	12	81,132	0
	Pension Benefit Equalization Plan	12	0	0
	Supplemental Employee Retirement Plan	12	0	0

Paul G. Vanderhoven	Salaried Employees’ Pension Plan	28	429,164	0
	Pension Benefit Equalization Plan	28	0	0
	Supplemental Employee Retirement Plan	28	63,792	0

Kenneth M. Hale	Salaried Employees’ Pension Plan	7	64,932	0
	Pension Benefit Equalization Plan	7	0	0
	Supplemental Employee Retirement Plan	7	0	0

Paul C. Rostek	Salaried Employees’ Pension Plan	24	166,043	0
	Pension Benefit Equalization Plan	24	0	0
	Supplemental Employee Retirement Plan	24	0	0

Walter B. Treybig	Salaried Employees’ Pension Plan	12	131,696	0
	Pension Benefit Equalization Plan	12	0	0
	Supplemental Employee Retirement Plan	12	0	0

(1)	Please refer to Footnote [ ] of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a description of the valuation methods utilized to determine the present value of accumulated benefits under our Salaried Employees’ Pension Plan, our Pension Benefit Equalization Plan and our Supplemental Employee Retirement Plan and all material assumptions used in quantifying such present values.

Pension Plans
     Salaried Employees’ Pension Plan. When we were formed in 1986, we established our defined benefit Salaried Employees’ Pension Plan as a component of our overall compensation program in recognition of the contributions of our employees to our operations, and as a tool for encouraging employee retention by providing a method for ensuring adequate income during retirement. Most of our salaried employees, including each of our Named Executive Officers, participate in our Salaried Employees’ Pension Plan. However, effective as of January 1, 2005, we amended our Salaried Employees’ Pension Plan to cease further benefit accruals for all of the participants. Under the amendments, the “Credited Service” we use in the calculation of each employee’s pension was frozen at the number of years of Credited Service he or she had earned as of January 1, 2005. In addition, the “Average Earnings” we use in the calculation of each employee’s pension (discussed in detail below) was frozen at his or her average monthly earnings calculated as of January 1, 2005. The “Vesting Service” we use to determine eligibility for benefits and to calculate the amount of any early retirement penalty was not frozen and continues to accrue at the same rate and manner as it did prior to the amendment. At the time we froze benefit accruals under our Salaried Employees’ Pension Plan, we also increased our match of each participant’s contributions into our 401(k) Plan to 100% of his or her contributions into our 401(k) plan, up to 6% of his or her base salary.
     Prior to the time we froze benefit accruals under our Salaried Employees’ Pension Plan, each participant was granted one year of Credited Service for each year in which he or she worked at least 1,000 hours. A participant that worked less than 1,000 hours in a given year was given a partial year of Credited Service based on the number of hours worked in that year. In order to be entitled to any payments under our Salaried Employees’ Pension Plan, a participant must have at least five years of Vesting Service. Currently, an eligible participant that retires at age 65 (or, if later, after attaining five years of Vesting Service) is entitled to a monthly payment equal to the greater of:
•	if he or she worked at Monsanto Company prior to April 1, 1986 and was employed by us as of September 30, 1986, 1.4% of his or her Average Earnings times his or her number of years of Credited Service;

•	1.2% of his or her Average Earnings times his or her number of years of Credited Service plus 0.45% of his or her average monthly earnings in excess of the average taxable wage bases under Section 230 of the Social Security Act) times the lesser of 35 and his or her number of years of Credited Service; and

•	if he or she was employed by us prior to June 1, 1996, $35 times his or her number of years of Credited Service.
Mr. Vanderhoven is receiving monthly payments under the first and third bullet points above. Upon their retirement and reaching at least age 55, Messrs. Crump, Beaver, Hale, Rostek and Treybig will be entitled to receive monthly payments under the second bullet point above and Messrs. Crump, Beaver, Rostek and Treybig will be entitled to receive monthly payments under the third bullet point above.
     A participant under our Salaried Employees’ Pension Plan may elect to receive his or her pension payment from a slate of several options. These options include a single life annuity, a 100% joint and survivor annuity, a 75% joint and survivor annuity, a 50% joint and survivor annuity, a 25% joint and survivor annuity, a pop-up 100% joint and survivor annuity, a pop-up 75% joint and survivor annuity, a pop-up 50% joint and survivor annuity, a pop-up 25% joint and survivor annuity, a ten-year certain and life annuity and a social security adjustment annuity.

     We do not have an official policy with respect to granting extra years of Credited Service under our Salaried Employees’ Pension Plan. We did, however, grant “past service credit” under our Salaried Employees’ Pension Plan to our employees who had previously worked for Monsanto Company when we acquired our Texas City, Texas facility from Monsanto Company in 1986, and to our employees who had previously worked for Albright & Wilson when we acquired our former pulp chemicals business from Albright & Wilson in 1992. We have not granted any extra years of Credited Service (in the form of past service credit or otherwise) since 1992 and, given the frozen status of our Salaried Employees’ Pension Plan, we do not expect to grant any service credit to anyone in the future.
     Under our Salaried Employees’ Pension Plan, a participant’s “Average Earnings” is the average monthly earnings received by the employee during the three-year period ending December 31, 2004 or, if larger, the average monthly earnings received by the employee during the three years in which the employee was paid the most during the five year period ending December 31, 2004. For purposes of our Salaried Employees’ Pension Plan, “earnings” are, for the most part, limited to base pay, with amounts paid to the participant as a bonus, commission or other incentive plan payment and amounts paid by us for insurance or other welfare or benefit plans not taken into account. In any case, however, a participant’s Average Earnings is capped based on certain limitations imposed under the Internal Revenue Code. These limitations, as of the time we ceased benefit accruals under our Salaried Employees’ Pension Plan, effectively limit the amount payable to a participant under our Salaried Employees’ Pension Plan to the amount of benefit he or she would have received if his or her Average Earnings were $201,667. In addition, for those participants who were given past service credit for employment with Monsanto Company or Albright & Wilson, the monthly payment under our Salaried Employees’ Pension Plan is reduced by the amount of his or her accrued benefit payable under the pension plans maintained by those employers.
     A participant who has at least five years of Vesting Service, which includes all of our Named Executive Officers, may retire and receive payments under our Salaried Employees’ Pension Plan at any time after he or she reaches 55 years of age. However, the monthly payment made to that participant is reduced by 0.25% times the number of months remaining before his or her normal retirement date unless the Participant’s age plus years of Vesting Service equals at least 80. Mr. Crump is our only Named Executive Officer who meets this criteria. If a participant retires directly from active employment between the ages of 55 and 62, he or she is also entitled to a retirement supplement in the amount of $4 times his or her years of Vesting Service. In addition, effective as of January 1, 2008, each participant in our Salaried Employees’ Pension Plan may, once he or she has attained 62 years of age and has at least five years of Vesting Service, elect to take early retirement while continuing to work for us (“In-Service Retirement”). Under the In-Service Retirement option, a participant’s monthly benefit is determined in the same manner as if he or she had actually retired on that date. Mr. Crump is the only one of our Named Executive Officers who is eligible for In-Service Retirement at this time, although he has not elected to take In-Service Retirement.
     A participant in our Salaried Employees’ Pension Plan may also receive the equivalent of an undiscounted pension payment prior to reaching normal retirement age if he or she has at least 2-1/2 years of Vesting Service and his or her employment ends prior to his or her normal retirement date due to a long-term disability. The participant may not, however, receive this payment under our Salaried Employees’ Pension Plan if he or she is also receiving payments under our long-term disability plan.
     Pension Benefit Equalization Plan. Each of our salaried employees who is eligible to participate in our Salaried Employees’ Pension Plan is also eligible to participate in our Pension Benefit Equalization Plan. Our Pension Benefit Equalization Plan pays additional benefits to employees whose benefits under our Salaried Employees’ Pension Plan are limited as a result of specified limitations included in the Internal Revenue Code. The amount of benefits payable under our Pension Benefit Equalization Plan is designed to eliminate the effect of these limitations on the aggregate annual pension benefits payable to the participants, but not provide any additional benefits beyond that amount. These benefits are generally payable at the times we pay benefits under our Salaried Employees’ Pension Plan. Effective as of January 1, 2005, we amended our Pension Benefit Equalization Plan to cease benefit accruals for all participants.
     Supplemental Employee Retirement Plan. Each of our employees who is a part of management or is considered “highly compensated,” and is subject to limitations on the amount of pension plan benefits he or she may receive under the Internal Revenue Code, is also eligible to participate in our Supplemental Employee Retirement Plan. Our Supplemental Employee Retirement Plan pays additional benefits to employees whose benefits under our Salaried Employees’ Pension Plan are limited as a result of his or her Average Earnings exceeding $201,667, or due to the removal of certain Social Security integration benefits from our Salaried Employees’ Pension Plan. The amount of benefits payable under our Supplemental Employee Retirement Plan is designed to eliminate the effect of these limitations on the aggregate pension benefits payable to the participants, but not provide any additional benefits beyond that amount. These benefits are generally payable at the same time as when we pay benefits under our Salaried Employees’ Pension Plan. Effective as of January 1, 2005, we amended our Supplemental Employee Retirement Plan to cease benefit accruals for all participants.
     For our Named Executive Officers, the compensation covered by our three pension plans is reported under the salary column in the Summary Compensation Table appearing in this Proxy Statement (and similar types of compensation for prior calendar years). Assuming retirement at age 65, the annual retirement benefits payable to each Named Executive Officer, excluding Mr. Vanderhoven, who retired on May 1, 2007, under these plans would be:

			Net Payment
	Gross Payment	Reduction for Payments	Under Equalization
	Under All Plans	Under Pension Plan	and Supplemental Plans

Richard K. Crump	$103,340	$56,417	$46,923
John R. Beaver	23,224	23,224	0
Kenneth M. Hale	19,417	19,417	0
Paul C. Rostek	38,315	38,315	0
Walter B. Treybig	28,304	28,304	0
All of the benefits appearing in the pension benefits table are computed on the assumption that the Named Executive Officer elects to be paid on a single-life annuity basis and the payments are not subject to any deduction for Social Security or other similar offset amounts. However, our Supplemental Employee Retirement Plan does contain an alternative formula for determining benefits which includes a Social Security offset. We have never used this alternative formula to determine the amount of any benefits paid under our Supplemental Employee Retirement Plan.
Nonqualified Deferred Compensation
     As of December 31, 2007, none of our Named Executive Officers had any balances of nonqualified deferred compensation. In 2007, none of our Named Executive Officers made any contributions to nonqualified deferred compensation plans or programs, had any contributions made by us for them to any nonqualified deferred compensation plans or programs, or realized any earnings on, made any withdrawals of or received any distributions on any nonqualified deferred compensation.

Other Retirement and Post-Employment Compensation
401(k) Savings and Investment Plan
          We maintain a Savings and Investment Plan (our “401(k) Plan”) for the benefit of all of our employees, including our Named Executive Officers. Under our 401(k) Plan, participants may elect to contribute a portion of their base salaries into individual accounts on a pre-tax basis (up to statutory maximums), and may also contribute additional portions of their base salaries into their accounts on an after-tax basis (up to statutory maximums). We match each participant’s contributions into our 401(k) Plan on a dollar-for-dollar basis, up to 6% of the participant’s base salary. Each participant directs the investment of all contributions into his or her account among a slate of investment options chosen by our Employee Benefits Plans Committee (which is made up of members of senior management). Our stock is not one of the available investment options under our 401(k) Plan.
Key Employee Protection Plan
          On January 26, 2000, our Board approved the initial form of our Key Employee Protection Plan, which has subsequently been amended several times (our “Key Employee Protection Plan”). A copy of the current form of our Key Employee Protection Plan is attached as an Exhibit to our Form 10-K. Our Named Executive Officers are the only current participants under our Key Employee Protection Plan and their respective multipliers and other variables for determining benefits have been set by our Compensation Committee. Our Compensation Committee is also authorized to designate additional members of our management or highly compensated employees as participants under our Key Employee Protection Plan and set their multipliers. Our Compensation Committee may terminate any participant’s participation under our Key Employee Protection Plan on 60 days’ notice if it determines that the participant is no longer one of our key employees.
          Under our Key Employee Protection Plan, a participant can only become eligible for benefits if his or her employment is terminated in specified ways and for specified reasons. That termination must either result from the participant resigning for “Good Reason” or the participant being terminated by us for any reason other than “Misconduct” or “Disability.” A termination by the participant is only considered to be for “Good Reason” if the participant resigns within 90 days after he or she acquires actual knowledge of any of the following actions or omissions by us:
•	for participants with multipliers of at least 2.00 (which includes each of our Named Executive Officers):
o	we make a material change in his or her reporting responsibilities, titles or elected or appointed offices (excluding changes resulting from the participant’s death, disability or retirement); or

o	we assign him or her duties or responsibilities that are materially inconsistent with his or her status, positions, duties, responsibilities or functions;
•	we reduce the participant’s compensation by a material amount;

•	we fail to maintain employee benefit plans, programs, arrangements and practices providing benefits to the participant that are, in the aggregate, as favorable as those under our current plans,

programs, arrangements and practices (excluding changes or terminations that apply generally to all of our salaried work force and do not have a disparate impact on the participant);

•	we change the location of the participant’s principal place of employment by more than 75 miles;

•	we purport to terminate the participant for Misconduct or Disability in a manner not consistent with our Key Employee Protection Plan; or

•	we purport to terminate the participant’s participation in our Key Employee Protection Plan (unless our Compensation Committee determines in good faith he or she is no longer one of our key employees and follows the procedures for termination set out in our Key Employee Protection Plan).
However, changes in a participant’s reporting responsibilities, titles or elected or appointed offices, assignments of duties or responsibilities to the participant and reductions in the participant’s compensation will not constitute Good Reason if our action was isolated and inadvertent and not taken in bad faith and we promptly remedy the issue after receiving notice from the participant.
          A participant is also entitled to benefits under our Key Employee Protection Plan if we terminate him or her for any reason other than Misconduct or Disability. “Misconduct” under our Key Employee Protection Plan covers only specified actions or omissions by the participant and is limited to:
•	acts of dishonesty or gross misconduct that are demonstrably injurious to us (monetarily or otherwise) in any material respect;

•	the failure to comply with our published policies relating to alcohol and drugs, harassment or compliance with laws;

•	the failure to comply with any of our other policies if that failure continues unremedied for 30 days after receiving written notice of the failure;

•	the willful failure to comply with any lawful and ethical directions and instructions of our Board or our Chief Executive Officer;

•	the refusal or willful failure by the participant to perform, in any material respect, his or her duties if that failure is not caused by disability or incapacity and continues unremedied for 30 days after receiving written notice of that failure;

•	a conviction for a felony offense; or

•	any willful conduct that prejudices, in any material respect, our reputation in our fields of business, with the investment community or with the public at large if the participant knew, or should have known, that his or her conduct could have that result.
However, acts and failures to act are not considered “willful” if done or not done in good faith and with the reasonable belief that the action or omission was in our best interests. “Disability” under our Key Employee Protection Plan is limited to a physical or mental condition that, in the opinion of a licensed physician reasonably acceptable to us and the participant, prevents the participant from being able to perform his or her job responsibilities, has continued for at least 180 days during any period of 12 consecutive months and is reasonably expected to continue. In order to terminate a participant for

Misconduct or Disability, we must give the participant written notice of termination specifying his or her termination date, stating that the termination is for Misconduct or Disability and setting forth the facts and circumstances deemed to be Misconduct or to result in a finding of Disability.
          If a participant’s employment with us is terminated in a way that results in him or her being eligible for benefits under our Key Employee Protection Plan, the participant is entitled to a lump sum payment. The amount of the lump sum payment is determined by multiplying the participant’s multiplier by the sum of his or her highest annual base salary during the last three years plus his or her current Bonus Target under our Bonus Plan. This amount is reduced, however, by the amount of any other separation, severance or termination payments received from us under any of our other plans or which we are required to pay by law. Once the base amount of the lump sum payment is determined, the final amount of the lump sum payment depends on whether a “Change of Control” occurs within a specified period before or after the date of termination. If a Change of Control has not (and does not) occur within that specified period, the participant’s applicable multiplier is reduced by 50%. However, if the higher lump sum payment is payable in connection with a Change of Control to one of our most highly compensated employees, including each of our Named Executive Officers, the incremental amount is subject to repayment by the participant if the participant, within one year after his or her termination, owns, manages, operates or controls (or joins in the ownership, management, operation or control of), or becomes employed by or connected in any manner with, any business engaged in the manufacture or sale of styrene, acrylonitrile or acetic acid anywhere in the world. The precise amount repaid by the participant is a percentage of the incremental amount determined by dividing the number of days left in the one-year restricted period when he or she first engages in the competitive activity by 365.
          Under our Key Employee Protection Plan, a Change of Control can occur through individuals acquiring our securities, changes in the membership of our Board, participation by us in major corporate transactions or upon our dissolution. Specifically, under our Key Employee Protection Plan, a “Change of Control” occurs if:
•	any individual, entity or group acquires, in the aggregate, beneficial ownership of 50% or more of the combined voting power of our then outstanding securities that vote generally in the election of directors (“Voting Securities”), if:
o	the individual, entity or group is not Resurgence or any of its or its affiliates’ managed funds or accounts (the “Resurgence Group”) or one or more of our employee benefit plans; and

o	the acquisition is not made through an Excluded Transaction (defined below);
•	a majority of the members of our Board were not one of our directors on March 12, 2004 or directors whose election or nomination for election was approved by those directors and all previously approved new directors (our “Incumbent Board”), although, for this purpose, anyone who initially became one of our directors in connection with an actual or threatened contested election of directors or contested removal of directors, or an actual or threatened solicitation of proxies or consents, is not considered to be a member of our Incumbent Board, irrespective of any approval given by our Incumbent Board;

•	we are involved in a reorganization, merger, statutory share exchange, consolidation or similar corporate transaction, we dispose of our assets or we acquire the assets or stock of another entity and the transaction is not an “Excluded Transaction” which, for this purpose, means a transaction where, after the transaction:

o	the beneficial holders of our outstanding Voting Securities prior to the transaction beneficially own more than 50% of the outstanding Voting Securities of the corporation that results from the transaction or that owns our assets after the transaction, in substantially the same proportions as their pre-transaction ownership;

o	no individual, entity or group (other than the Resurgence Group or one of our employee benefit plans) beneficially owns 50% or more of the Voting Securities of any corporation that results from the transaction; and

o	at least a majority of the members of the board of directors of the corporation resulting from the transaction were members of our Incumbent Board at the time the initial documentation for the transaction was signed or the time the transaction was approved by our Board; or
•	our stockholders or other relevant stakeholders approve our complete liquidation or dissolution.
Whether a participant is eligible for the higher lump sum payment associated with a Change of Control depends on whether his or her termination occurred within his or her “Protection Period.” Every participant’s Protection Period starts 180 days prior to the date on which the Change of Control occurs. A participant’s Protection Period ends either two years or 18 months after the date on which the Change of Control occurs, depending on the size of the participant’s multiplier. The Protection Period for each of our Named Executive Officers ends two years after the date on which the Change of Control occurs.
          If each of our Named Executive Officers (excluding Mr. Vanderhoven, who retired on May 1, 2007) terminated their employment for Good Reason on December 31, 2007, or were terminated by us for any reason other than Misconduct or Disability on that date, our Named Executive Officers would be paid the following lump sum amounts under our Key Employee Protection Plan:

				Change of	Non-Change
				Control	of Control
				Payment	Payment
		Bonus	Applicable	Under the	Under the
	Base Salary	Target	Multiplier	KEP Plan(1)	KEP Plan(2)
Richard K. Crump	$390,000	$390,000	2.75	$2,145,000	$1,072,500
John R. Beaver	205,000	82,000	2.00	574,000	287,000
Kenneth M. Hale	234,000	93,600	2.00	655,200	327,600
Paul C. Rostek	221,750	88,700	2.00	620,900	310,450
Walter B. Treybig	204,750	81,900	2.00	573,300	286,650

(1)	Payment if a Change of Control occurred between December 31, 2005 and December 31, 2007 or occurs on or before June 28, 2008.

(2)	Payment if no Change of Control occurred between December 31, 2005 and December 31, 2007 or occurs before June 28, 2008.
          In addition to the lump sum payment, each participant eligible for benefits under our Key Employee Protection Plan is entitled to receive his or her accrued but unpaid compensation, compensation for unused vacation time and any unpaid vested benefits earned or accrued under any of our benefit plans (other than qualified plans). Also, for a period of 24 months (including 18 months of COBRA coverage), that participant will continue to be covered by all of our life, health care, medical and dental insurance plans and programs (other than disability), as long as he or she makes a timely COBRA election and pays the regular employee premiums required under our plans and programs and by COBRA. In addition, our obligation to continue to provide coverage under our plans and programs to a participant ends if and when that participant becomes employed on a full-time basis by a third party which provides the participant with substantially similar benefits. If each of our Named Executive Officers (excluding Mr. Vanderhoven, who retired on May 1, 2007) terminated their employment for Good Reason or were terminated by us for any reason other than Misconduct or Disability on December 31, 2007, the value of these life, health care, medical and dental insurance benefits to our Named Executive Officers would have been:

Richard K. Crump	$41,266
John R. Beaver	32,489
Kenneth M. Hale	32,521
Paul C. Rostek	42,653
Walter B. Treybig	42,634
          If any payment or distribution under our Key Employee Protection Plan to a participant is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code, the participant is also entitled to receive a gross-up payment from us in an amount such that, after payment by the participant of all taxes on the gross-up payment, the amount of the gross-up payment remaining is equal to the excise tax imposed under Section 4999 of the Internal Revenue Code. However, the maximum amount of any gross-up payment is 25% of the sum of the participant’s highest annual base compensation during the last three years plus the participant’s Bonus Target under our Bonus Plan for the year of payment.
          We may terminate our Key Employee Protection Plan at any time and for any reason but a termination will not become effective until 90 days after we give the participants notice of the termination. In addition, we may amend our Key Employee Protection Plan at any time and for any reason, but any amendment that reduces, alters, suspends, impairs or prejudices the rights or benefits of any participant in any material respect will not become effective as to that participant until 90 days after we give him or her notice of the amendment. No termination of our Key Employee Protection Plan, or any of these types of amendments, will be effective with respect to any participant if the termination or amendment is related to, in anticipation of or during the pendency of a Change of Control, is for the purpose of encouraging or facilitating a Change of Control or is made within 180 days prior to any Change of Control. Finally, no termination or amendment of our Key Employee Protection Plan can affect the rights or benefits of any participant that were accrued at the time of termination or amendment, or that accrue later due to a Change of Control that occurs prior to the termination or amendment or within 180 days after the termination or amendment.
          On May 1, 2007, Mr. Vanderhoven retired from his employment with us. In connection with his retirement, we entered into a separation and release agreement with Mr. Vanderhoven and he received a severance package consisting of a lump-sum severance payment in the amount of $385,500, or 1.0 times his last year’s base salary plus his Bonus Target (or 50% of his base salary) under our Bonus Plan and the continuation of coverage under our life, health care, medical and dental insurance plans and programs (other than disability), as long as he makes a timely COBRA election and pays the regular employee premiums required under our plans and programs and by COBRA for a period of 24 months (including 18 months of COBRA coverage). At the time Mr. Vanderhoven retired, the value of these life, health care, medical and dental insurance benefits was $30,230.

Director Compensation
          In 2007, none of our directors were paid any form of compensation other than fees earned or paid in cash, which we paid in the following amounts:

	Fees Earned or
	Paid In Cash(1)	Total
Richard K. Crump(2)	$0	$0
Steven L. Gidumal(3)	37,000	37,000
John W. Gildea	48,250	48,250
Byron J. Haney(3)	43,000	43,000
Karl W. Schwarzfeld(3)	33,750	33,750
Philip M. Sivin(3)	36,250	36,250
Dr. Peter T.K. Wu	43,750	43,750

(1)	Includes amounts paid for attendance as a member at meetings of the following Committees:

Steven L. Gidumal	Compensation Committee

John W. Gildea	Audit Committee
Compensation Committee (Chairman)
Corporate Governance Committee

Byron J. Haney	Audit Committee (Chairman)

Dr. Peter T.K. Wu	Corporate Governance Committee (Chairman)
Environmental, Health & Safety Committee

(2)	Mr. Crump is one of our employees and, consequently, is not paid any compensation for his service as a director.

(3)	All compensation for service as a director earned by Messrs. Gidumal, Haney, Schwarzfeld and Sivin, who are employees of Resurgence, was paid to Resurgence pursuant to established policies of Resurgence.
          Each of our directors is currently paid an annual retainer of $25,000 for his service as a director, and meeting attendance fees of $2,500 for each Board meeting held in person and $1,250 for each telephonic Board meeting. Our directors that serve on our Board Committees are also paid attendance fees of $1,500 for each Committee meeting held in person and $750 for each telephonic Committee meeting. Our Board members who are also our employees do not receive any retainers or attendance fees, although all of our directors are reimbursed for their travel expenses related to their services as a director. With the exception of compensation paid to, and stock-based awards granted to, Mr. Crump in his capacity as our President and Chief Executive Officer, we have never granted any stock, options or other equity-based awards to any of our current directors, and our current directors have never participated in any of our non-equity incentive plans, pension plans or other non-qualified compensation plans. As described above under “Indemnification Agreements”, we have entered into indemnification agreements with each of our directors.

Security Ownership of Principal Stockholders and Management
     The following table sets forth certain information regarding the beneficial ownership of our Preferred Stock and Common Stock as of March 7, 2008 by (i) each of our directors and each person nominated to become one of our directors, (ii) each of our Named Executive Officers, (iii) each person known by us to be the beneficial owner of more than 5% of our outstanding Preferred Stock or Common Stock and (iv) all of our directors and executive officers as a group. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder. Unless otherwise noted, the mailing address of each such beneficial owner is 333 Clay Street, Suite 3600, Houston, Texas 77002-4312. We believe, based on information provided by the beneficial owners listed below, that the named beneficial owner has sole voting power and sole investment power with respect to the shares shown below, except to the extent that power is shared with such person’s spouse pursuant to applicable law.

	Shares of	Percentage	Certain	Percentage	Shares of	Percentage
	Preferred	of	Common	of Certain	Common	of All
	Stock	Outstanding	Stock	Outstanding	Stock	Outstanding
	Beneficially	Preferred	Beneficially	Common	Beneficially	Common
Name	Owned	Stock	Owned(1)	Stock(1)	Owned(2)	Stock(2)
Richard K. Crump(3)	0	0%	120,000	*	120,000	*
Steven L. Gidumal(4)	4,734.459	98.8%	1,919,175	60.4%	6,653,634	84.1%
John W. Gildea	0	0%	0	0%	0	0%
Byron J. Haney(4)	4,734.459	98.8%	1,919,175	60.4%	6,653,634	84.1%
Karl W. Schwarzfeld(4)	4,734.459	98.8%	1,919,175	60.4%	6,653,634	84.1%
Philip M. Sivin(4)(5)	4,734.459	98.8%	1,919,175	60.4%	6,653,634	84.1%
Dr. Peter Ting Kai Wu	0	0%	0	0%	0	0%
John R. Beaver(3)	0	0%	22,500	*	22,500	*
Paul G. Vanderhoven	0	0%	0	0%	0	0%
Kenneth M. Hale(3)	0	0%	27,500	*	27.500	*
Paul C. Rostek(3)	0	0%	27,500	*	27,500	*
Walter B. Treybig(3)	0	0%	25,000	*	25,000	*
Resurgence Asset Management, L.L.C.(5)	4,734.459	98.8%	1,919,175	60.4%	6,653,634	84.1%
Resurgence Asset Management International, L.L.C.(5)	4,734.459	98.8%	1,919,175	60.4%	6,653,634	84.1%
Re/Enterprise Asset Management, L.L.C.(5)	4,734.459	98.8%	1,919,175	60.4%	6,653,634	84.1%
M.D. Sass Management, Inc.(5)	4,734.459	98.8%	1,919,175	60.4%	6,653,634	84.1%
Martin D. Sass(5)	4,734.459	98.8%	1,919,175	60.4%	6,653,634	84.1%
Avenue Capital Management II, L.P.(6)	0	0%	432,070	15.1%	432,070	5.6%
Mariner Investment Group, Inc.(7)	0	0%	145,684	5.0%	145,684	1.9%
Merrill Lynch, Pierce, Fenner & Smith, Incorporated(8)	0	0%	186,787	6.6%	186,787	2.5%
Northeast Investors Trust(9)	0	0%	250,827	8.9%	250,827	3.3%
Directors and current executive officers as a group (12 persons)(3) through (5)	4,734.459	98.8%	2,141,675	63.0%	6,876,134	84.5%

*	Less than 1%

(1)	Includes outstanding shares of Common Stock and shares of Common Stock issuable upon exercise of warrants and options, but excludes shares of Common Stock issuable upon conversion of outstanding Preferred Stock.

(2)	Includes outstanding shares of Common Stock, shares of Common Stock issuable upon exercise of warrants and options and shares of Common Stock issuable upon conversion of outstanding Preferred Stock.

(3)	Represents shares of our Common Stock issuable upon exercise of options granted under the 2002 Stock Plan which are or will become exercisable within 60 days of March 7, 2008.

(4)	Represents shares of our Preferred Stock and shares of our Common Stock (including shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 7, 2008) that are beneficially owned by funds and accounts managed by Resurgence and its affiliates (see Note 5). Messrs. Gidumal and Haney are Managing Directors and Co-Chief Investment Officers of Resurgence and Messrs. Schwarzfeld and Sivin are Vice Presidents of Resurgence. As such, Messrs. Gidumal, Haney, Schwarzfeld and Sivin may be deemed to have beneficial ownership of such shares. Each of Messrs. Gidumal, Haney, Schwarzfeld and Sivin disclaims beneficial ownership of all such shares.

(5)	Includes (a) 2,534.406 shares of our Preferred Stock (convertible in to 2,534,406 shares of our Common Stock), 837,562 shares of our Common Stock and an additional 186,783 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 7, 2008 that may be deemed to be beneficially owned by Resurgence, (b) 688.872 shares of our Preferred Stock (convertible in to 688,872 shares of our Common Stock), 229,054 shares of our Common Stock and an additional 50,769 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 7, 2008 that may be deemed to be beneficially owned by Resurgence Asset Management International, L.L.C. (“RAMI”), (c) 1,491.826 shares of our Preferred Stock (convertible in to 1,491,826 shares of our Common Stock), 497,212 shares of our Common Stock and an additional 109,942 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 7, 2008 that may be deemed to be beneficially owned by Re/Enterprise Asset Management, L.L.C. (“REAM”), and (d) 19.355 shares of our Preferred Stock (convertible in to 19,355 shares of our Common Stock), 6,427 shares of our Common Stock and an additional 1,426 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 7, 2008 that may be deemed to be beneficially owned by M.D. Sass Management, Inc. (“Sass Management”). Mr. Sass serves as Chairman and Chief Executive Officer of Resurgence, RAMI, REAM [and Sass Management] and, as such, may be deemed to beneficially own all of these securities. Mr. Sivin is Mr. Sass’s son-in-law and, as such, may be deemed to beneficially own all of these securities. Each of Messrs. Sass and Sivin disclaim beneficial ownership of all of these securities. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder.

In its capacity as investment advisor, Resurgence exercises voting and investment power over our securities held for the accounts of M.D. Sass Corporate Resurgence Partners, L.P. (“Resurgence I”), M.D. Sass Corporate Resurgence Partners II, L.P. (“Resurgence II”), M.D. Sass Corporate Resurgence Partners III, L.P. (“Resurgence III”) and the Resurgence Asset Management, L.L.C. Employment Retirement Plan (the “Plan”). Accordingly, Resurgence may be deemed to share voting and investment power with respect to our securities held by Resurgence I, Resurgence II, Resurgence III and the Plan.

In its capacity as investment advisor, RAMI exercises voting and investment power over our securities held for the account of M.D. Sass Corporate Resurgence International, Ltd. (“Resurgence International”). Accordingly, RAMI may be deemed to share voting and investment power with respect to our securities held by Resurgence International.

In its capacity as investment advisor, REAM exercises voting and investment power over our securities held for the accounts of two employee pension plans (the “Pension Plans”), the M.D. Sass Associates, Inc. Employee Profit Sharing Plan (the “Sass Employee Plan”), M.D. Sass Re/Enterprise Portfolio Company, L.P. (“Re/Enterprise”) and M.D. Sass Re/Enterprise II, L.P. (“Re/Enterprise II”). Accordingly, REAM may be deemed to share voting and investment power with respect to our securities held by each of the Pension Plans, the Sass Employee Plan, Re/Enterprise and Re/Enterprise II.

In its capacity as investment advisor, Sass Management exercises voting and investment power over our securities held for the account of M.D. Sass Re/Enterprise International, Ltd. (“Sass International”). Accordingly, Sass Management may be deemed to share voting and investment power with respect to our securities held by Sass International.

In addition, funds which have invested side-by-side with funds managed by Resurgence, RAMI and REAM beneficially own in the aggregate 58.176 shares of our Preferred Stock (convertible in to 58,176 shares of our Common Stock), 19,288 shares of our Common Stock and an additional 4,287 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 7, 2008.

The mailing address of each of Messrs. Gidumal, Haney, Schwarzfeld and Sivin, Mr. Sass, Resurgence, RAMI, REAM and Sass Management is 1185 Avenue of the Americas, 18th Floor, New York, New York 10036.

The foregoing information is based on the Schedule 13D filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on December 19, 2002, as amended by (A) Schedule 13D/A, Amendment No. 1, filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 13, 2004, (B) Schedule 13D/A, Amendment No. 2, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on June 25, 2004, (C) Schedule 13D/A, Amendment No. 3, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 14, 2005, (D) Schedule 13D/A, Amendment No. 4, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 8, 2005, (E) Schedule 13D/A, Amendment No. 5, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 2, 2006, (F) Schedule 13D/A, Amendment No. 6, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 28, 2007 and (G) Schedule 13D/A, Amendment No. 7, filed by Martin D. Sass, Resurgence, RAMI, REAM and Sass Management with the Securities and Exchange Commission on February [___], 2008.

(6)	Includes 39,118 shares of our Common Stock issuable upon exercise of warrants that are exercisable within 60 days of March 7, 2008. Collectively, these securities are held by Avenue Investments, L.P., a Delaware limited partnership, Avenue Special Situations Fund V, L.P., a Delaware limited partnership, Avenue Special Situations Fund IV, L.P., a Delaware limited partnership, Avenue Special Situations Fund II, L.P., a Delaware limited partnership, Avenue-CDP Global Opportunities Fund, L.P., a Cayman Islands exempted limited partnership, and Avenue International Master, L.P., a Cayman Islands exempted limited partnership (collectively, the “Avenue Entities”). Avenue Special Situations Fund V, L.P. is the only Avenue Entity that holds more than 5% of the shares of our Common Stock. Avenue Capital Partners V, LLC is the General Partner of Avenue Special Situations Fund V, L.P. GL Partners V, LLC is the Managing Member of Avenue Capital Partners V, LLC and Marc Lasry is the Managing Member of GL Partners V, LLC. Avenue Capital Management II, L.P. is an investment adviser to each of the Avenue Entities. Avenue Capital Management II GenPar, LLC is the General Partner of Avenue Capital Management II, L.P. and Marc Lasry is the Managing Member of Avenue Capital Management II GenPar, LLC. This information is based on the Schedule 13G filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC and Marc Lasry with the Securities and Exchange Commission on May 30, 2007, as amended by Schedule 13G/A, Amendment No. 1, filed by the Avenue Entities and Marc Lasry with the Securities and Exchange Commission on November 26, 2007. The mailing address of each of the Avenue Entities and of Marc Lasry is c/o Avenue Capital Management II, L.P., 535 Madison Avenue, 15th Floor, New York, New York 10022.

(7)	Includes 64,554 shares of our Common Stock issuable upon exercise of warrants that are exercisable within 60 days of March 7, 2008. Mariner Investment Group, Inc. (“Mariner”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Mariner furnishes investment advice to several investment companies exempt from the Investment Company Act of 1940, and also serves as investment manager to certain other separate accounts. In its role as investment adviser and manager, Mariner possesses voting and/or investment power over all of the shares of our Common Stock and warrants owned by these investment companies and accounts, which is 100% of the shares of our Common Stock and warrants described in the table above as being held by Mariner. Mariner disclaims beneficial ownership of all of these shares of our Common Stock and warrants. The mailing address of Mariner is 500 Mamaroneck Avenue, 4th Floor, Harrison, New York 10528. This information is based on the Schedule 13G filed by Mariner with the Securities and Exchange Commission on February 14, 2005, as amended by Schedule 13G/A, Amendment

No. 1, filed by Mariner on April 11, 2005, Schedule 13G/A, Amendment No. 2, filed by Mariner on February 13, 2007 and Schedule 13G/A, Amendment No. 3, filed by Mariner on February 14, 2008.

(8)	The mailing address of Merrill Lynch, Pierce, Fenner & Smith, Incorporated is 4 World Financial Center, New York, New York 10080. This information is based on the Schedule 13G filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 13, 2006.

(9)	The mailing address of Northeast Investors Trust is 150 Federal Street, Boston, Massachusetts 02110. This information is based on the Schedule 13G filed by Northeast Investors Trust with the Securities and Exchange Commission on February 13, 2003, as amended by Schedule 13G/A, Amendment No. 1, filed by Northeast Investors Trust with the Securities and Exchange Commission on January 19, 2007.
None of the shares listed in the Beneficial Ownership Table have been pledged by any of our Named Executive Officers, directors or director nominees. We are not aware of any of our significant stockholders pledging any of the shares listed in the Beneficial Ownership Table in a manner that may result in a change of control. We do not have any director qualifying shares.

Related Person Transactions
Transactions
     Resurgence has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. Currently, Resurgence has beneficial ownership of 99% of our Preferred Stock and over 60% of our Common Stock, representing ownership of over 84% of the total voting power of our equity. Each share of our Preferred Stock is currently convertible at the option of the holder thereof at any time into 1,000 shares of our Common Stock, subject to adjustments. The holders of our Preferred Stock are entitled to designate a number of our directors roughly proportionate to their overall equity ownership, but in any event not less than a majority of our directors as long as they hold in the aggregate at least 35% of the total voting power of our equity. As a result, Resurgence has the ability to control our management, policies and financing decisions, elect a majority of our Board and control the vote on most matters presented to a vote of our stockholders. In addition, our shares of Preferred Stock, almost all of which are beneficially owned by Resurgence, carry a cumulative dividend rate of 4% per quarter, payable in additional shares of Preferred Stock. Each dividend paid in additional shares of our Preferred Stock has a dilutive effect on our shares of Common Stock and increases the percentage of the total voting power of our equity beneficially owned by Resurgence. In 2007, we issued an additional 695.874 shares of our Preferred Stock (convertible into 695,874 shares of our Common Stock) in dividends, which represents 9.1% of the current total voting power of our equity securities and carries an aggregate liquidation value of $9,598,267. Since the initial issuance of our Preferred Stock, we have issued an additional 2,617.635 shares of our Preferred Stock (convertible into 2,617,635 shares of our Common Stock) in dividends, which represents 34.3% of the current total voting power of our equity securities and carries an aggregate liquidation value of $36,105,328. Four of our directors, Messrs. Gidumal, Haney, Schwarzfeld and Sivin, are employed by Resurgence. Pursuant to established policies of Resurgence, all director compensation earned by employees of Resurgence is paid to Resurgence. During 2007, we paid Resurgence an aggregate amount equal to $150,000 for director compensation earned by Messrs. Gidumal, Haney, Schwarzfeld and Sivin.
Approval Process for Related Person Transactions and Other Conflicts of Interest
     Approval of related person transactions and other conflicts of interest is governed by our Code of Ethics and Conduct, the Charter of our Corporate Governance Committee and our Governance Principles.
     Our Code of Ethics and Conduct. Under our Code of Ethics and Conduct, each of our directors, officers and employees is restricted from being subject, or even appearing to be subject, to influences, interests or relationships that conflict with our best interests. Specifically, our officers and directors are prohibited from having any conflict of interest unless the underlying transaction or relationship has been specifically approved by our Board in accordance with Delaware law and other applicable laws. Our Code of Ethics and Conduct lists certain circumstances and situations that are always considered to involve a conflict of interest, including where one of our directors, officers or employees (or any other person having a close personal relationship with him or her, such as a family member, in-law, business associate or person living in the same household):
•	obtains a significant financial or other beneficial interest in one of our suppliers, customers or competitors;
•	engages in a significant personal business transaction involving us for profit or gain;

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•	accepts money, gifts of other than nominal value, excessive hospitality, loans or other special treatment from one of our suppliers, customers or competitors;

•	participates in any sale, loan or gift of our property; or

•	learns of a business opportunity through association with us and discloses that opportunity to a third party or invests in that opportunity without first offering us the right to invest in or otherwise participate in that opportunity.
Each of our directors and officers, and each of our employees who has the authority to direct or influence the use or disposition of any significant amount of our funds or other assets, is required to certify to us annually that he or she is in full compliance with the provisions of our conflict of interest policy (or disclose any potential or actual conflicts with those provisions). Our directors make this certification each year through their director and officer questionnaires sent to them in advance of preparing our proxy statement. The rest of our employees, including each of our Named Executive Officers, make this certification each year as a part of our annual ethics training program.
     Our Corporate Governance Committee and Our Governance Principles. Under the Charter for our Corporate Governance Committee, our Corporate Governance Committee considers all questions of independence of our Board members and possible conflicts of interest between us and one or more of our Board members or senior executives. If a conflict of interest issue arises involving one of our directors or senior executive officers, our Corporate Governance Committee makes a recommendation to our Board with respect to how that conflict of interest should be resolved. As part of its duties, our Corporate Governance Committee also acts on behalf of our Board in overseeing all material aspects of our compliance functions, including the development and revision of corporate governance guidelines and principles for adoption by our Board. Our General Counsel is in charge of our compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures, including the day-to-day monitoring of compliance matters by our officers and other employees. Through our Governance Principles, which were adopted by our Board on the recommendation of our Corporate Governance Committee, our Board expressed its expectation that all of our directors, officers and employees will act ethically at all times and comply with our Code of Ethics and Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial Officers. Our Corporate Governance Principles require each of our directors to report any actual or potential conflict of interest that may arise for that director to our Corporate Governance Committee and our General Counsel, and to recuse himself or herself from any discussion or decision affecting his or her personal, business or professional interest. Our Board is authorized to consider and resolve any issues involving a potentially interested director without that director’s participation, and may exclude that director from consideration of specified Board matters. Our Board is also authorized to consider and resolve any conflict of interest questions involving our Chief Executive Officer or any of our Senior Vice Presidents. Our Chief Executive Officer is authorized to consider and resolve any conflict of interest questions involving any of our other officers, with appropriate observation of the principles and policies set by our Board.
     As the payment of the fees and expenses of Resurgence and the other items involving Resurgence referred to in “Transactions” above did not present a conflict of interest between us and any of our directors, officers or employees, our procedures and policies described above did not require a review of those transactions.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our officers, directors and anyone who beneficially owns more than 10% of our Common Stock to file various reports with the Securities and Exchange Commission regarding their ownership of, and transactions in, our equity securities, and to furnish us with copies of those reports. Based solely on our review of copies of these reports furnished to us and written representations from our officers and directors, we believe that none of our officers, directors or 10% stockholders failed to file any reports under Section 16(a) on a timely basis during 2007.
Stockholder Proposals For Next Year’s Annual Meeting
     In order for a stockholder proposal to be included in our proxy statement for our annual meeting to be held in 2009, the proposal must be submitted before [               ] to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. In order for a stockholder proposal that is not requested to be included in that proxy statement to be brought before our 2009 annual meeting of stockholders, the proposal must be submitted on or after November 30, 2008 but no later than January 29, 2009 to the same address. If a proposal is received after that date, proxies for our 2009 annual meeting of stockholders may confer discretionary authority to vote on that matter without discussion of the matter in the proxy statement for our 2009 annual meeting of stockholders.
Householding of Annual Meeting Materials
     The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies. We and some brokers may household proxy materials, delivering a single proxy statement to multiple security holders sharing an address unless contrary instructions have been received from the affected security holders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your securities are held in a brokerage account or us if you hold registered securities. You can notify us by sending a written request to Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002, Attention: Corporate Secretary.
*       *       *

     Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors Kenneth M. Hale Corporate Secretary

Houston, Texas
March [___], 2008

Annex A
Amended and Restated Certificate of Incorporation
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STERLING CHEMICALS, INC.

Pursuant to Sections ~~103(f)~~ 242 and 245 ~~and 303~~ of the
Delaware General Corporation Law

     The undersigned, ~~David G. Elkins~~ Richard K. Crump, certifies that he is the President and ~~Co-~~Chief Executive Officer of Sterling Chemicals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:
(1)	The name under which the Corporation was originally incorporated was STX Chemicals Corp. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 10, 1996.

(2)	The name of the Corporation was changed to Sterling Chemicals, Inc. pursuant to that certain Certificate of Amendment of the Certificate of Incorporation of STX Chemicals Corp. filed with the Secretary of State of the State of Delaware on August 21, 1996.

~~(3)~~	~~This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 103(f), 245 and 303 of the General Corporation Law of the State of Delaware (the “DGCL”) in order, among other things, to put into effect and carry out the confirmation order entered by the United States Bankruptcy Court for the Southern District of Texas on November 21, 2002 in the reorganization proceeding styled In re Sterling Chemicals Holdings, Inc., et al., Case No. 01-37805-H4-11, which confirmed the Joint Plan of Reorganization of the Corporation dated October 14, 2002 (the “Joint Plan of Reorganization”).~~

(3)	~~The text of the Certificate of Incorporation~~ The original Certificate of Incorporation, as amended, was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 6, 2002.

(4)	The Amended and Restated Certificate of Incorporation was amended pursuant to that certain Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 19, 2005.

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(5)	This Second Amended and Restated Certificate of Incorporation (this “Certificate”) was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and will be effective upon its filing with the Secretary of State of the State of Delaware.

(6)	The text of the original Amended and Restated Certificate of Incorporation, as amended, of the Corporation ~~as amended~~ is hereby ~~is~~ amended and restated to read in its entirety as follows:
     FIRST: The name of the Corporation is “Sterling Chemicals, Inc.” (hereinafter, the “Corporation”).
     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
     THIRD: The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the DGCL, and the Corporation shall have the power to perform all lawful acts and activities.
     FOURTH:
     A.      Authorized Capital Stock. The total number of shares of stock that the Corporation shall have the authority to issue is 20,125,000 shares of capital stock, consisting of (i) 125,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock"), and (ii) 20,000,000 shares of common stock par value $0.01 per share (the “Common Stock").
     B.      Common Stock.
               1.      Rights Generally. Except as otherwise expressly provided herein or as otherwise required by applicable law, all shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.
               2.      Voting Rights of Common Stock Generally. Subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on any matter submitted to a vote of stockholders, or in respect of which written consents in lieu of a meeting are solicited, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock registered in the name of such holder on the transfer books of the Corporation on each matter on which the common stockholders of the Corporation shall be entitled to vote. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation (as defined below)), holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation).
               3.      Dividend Rights. Subject to the prior rights and preferences (if any) of the holders of any other class or series of stock having a preference as to dividends over the Common Stock, the holders of Common Stock will be entitled to receive, to the extent permitted by law, and to share equally and ratably, share for share, such dividends as may be declared from time to time by the Board of Directors, whether payable in cash, property, securities or otherwise of the Corporation.

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               4.      Liquidation, Dissolution or Other Winding Up of the Corporation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Corporation, after distribution in full of preferential amounts, if any, to be distributed to the holders of shares of any other class or series of stock having a preference as to liquidating distributions over the Common Stock, the holders of the Common Stock shall be entitled to share equally and ratably, share for share, in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders. For purposes of this Section, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding-up of the business of the Corporation.
     C.      Preferred Stock.
               1.      Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each series of Preferred Stock authorized by it, the Board of Directors shall be authorized to establish by resolution or resolutions, and by filing a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), the following to the fullest extent now or hereafter permitted by the DGCL:
               (a)      the designation of such series;
               (b)      the number of shares to constitute such series;
               (c)      ~~subject to Section D of this Article FOURTH with respect to the application of Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code,~~ whether such series is to have full, special or limited voting rights, or no voting rights;
               (d)      if ~~(subject as aforesaid)~~ such series has voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the Common Stock or one or more other series of Preferred Stock;
               (e)      the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;
               (f)      the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;
               (g)      the dividend rights and preferences (if any) of such series, including, without limitation, (A) the rates of dividends payable thereon, (B) the conditions upon which and the time when such dividends are payable, (C) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (D) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the Common Stock or any other series of Preferred Stock;

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               (h)      the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;
               (i)      whether or not the shares of such series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (A) shares of Common Stock, (B) shares of any other series of Preferred Stock or (C) any other stock or securities of the Corporation;
               (j)      if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and
               (k)      such other rights, powers and preferences with respect to such series as the Board of Directors may deem advisable.
Any series of Preferred Stock may vary from any other series of Preferred Stock in any or all of the foregoing respects and in any other manner.
          2.      The Board of Directors may, with respect to any existing series of Preferred Stock but subject to the Preferred Stock Designation creating such series, (a) increase the number of shares of Preferred Stock designated for such series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series or (b) decrease the number of shares of Preferred Stock designated for such series by a resolution subtracting from such series shares of Preferred Stock designated for such series (but not below the number of shares of such series then outstanding), and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.
          3.      No vote of the holders of Common Stock or any class or series of Preferred Stock then issued and outstanding shall, unless otherwise expressly provided in a Preferred Stock Designation, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this ~~Amended and Restated~~ Certificate ~~of Incorporation.~~ . Shares of any series of Preferred Stock that have been authorized for issuance pursuant to this ~~Amended and Restated~~ Certificate ~~of Incorporation~~ and that have been issued and reacquired in any manner by the Corporation (including upon conversion or exchange thereof) shall be restored to the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors and a Preferred Stock Designation as set forth above.
     ~~D.      Limitation on Issuance of Non-Voting Equity Securities. Notwithstanding any other provision in this Article FOURTH, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.~~
     D.~~E~~      Stock Options, Warrants, etc. Unless otherwise expressly prohibited in a Preferred Stock Designation creating any series of Preferred Stock, the Corporation shall have authority to create and

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issue warrants, rights and options entitling the holders thereof to purchase from the Corporation shares of the Corporation’s capital stock of any class or series or other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.
     E.~~F~~      Restricted Equity Securities. Shares of Common Stock and certain other equity securities of the Corporation constituting “Restricted Equity Securities” (such term having the meaning ascribed to it in that certain Tag Along Agreement (as defined below) to which the Corporation is to be a party) are subject to certain restrictions on transfer specified in such Tag Along Agreement. In accordance therewith, the Restricted Equity Securities owned by any Restricted Holder shall not be Transferred in any Qualifying Transaction, and no Restricted Holder shall, and RAM shall not permit any RAM Affiliate to, Transfer any Restricted Equity Securities, in any Qualifying Transaction, in any case, without satisfaction of the conditions specified in Article III of such Tag Along Agreement. Any Transfer of Restricted Equity Securities by any Restricted Holder in violation of the Tag Along Agreement shall be void ab initio and of no force or effect. The Corporation shall not register the transfer on its books of any certificate representing shares of Restricted Equity Securities nor issue any certificates in lieu thereof unless in compliance with the terms and provisions of the Tag Along Agreement. For purposes of this Article FOURTH, the terms “Restricted Equity Securities,” “Qualifying Transaction,” “RAM,” “RAM Affiliate,” “Restricted Holder,” “Transfer” and “Transferred” shall have meanings ascribed to such terms in that certain Tag Along Agreement, to be entered into on and dated as of the “Effective Date” of (and as defined in) the Joint Plan of Reorganization (“Tag Along Agreement”), by and among the Corporation, Resurgence Asset Management, L.L.C., a Delaware limited liability company on behalf of itself and each of the RAM Affiliates and the Creditor’s Committee, on behalf of the Qualifying Holders, a copy of which is available upon written request delivered to the Secretary of the Corporation. This Section E.~~F~~. of this Article FOURTH shall not be amended without the approval of the Required Qualifying Holders.
     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
     A.      Board of Directors Generally.
          1.      The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.
          2.      The number of directors constituting the entire board of directors shall be as set forth in or fixed from time to time pursuant to the Bylaws of the Corporation~~, except that the size of the entire board of directors shall automatically be increased to the extent necessary to implement the provisions set forth in Section B. and Section C. of this Article FIFTH.~~.
          3.      ~~Subject to the terms of Sections B. and C. of this Article FIFTH, nominations~~ Nominations of persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors. ~~Subject to the terms of Sections B. and C. of this Article FIFTH, the~~  The Bylaws may set forth procedures for the nomination of persons for election or reelection to the Board of Directors and only persons who are nominated in accordance with such procedures (if any) shall be eligible for election or reelection as directors of the Corporation.

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          4.      Except as otherwise provided in this ~~Amended and Restated~~ Certificate ~~of Incorporation~~ (including ~~Section B. and Section C. of this Article FIFTH~~ any Preferred Stock Designation), directors shall be elected by a plurality of the votes cast at the annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.
          5.      ~~Subject to the terms of Sections B. and C. of~~ Except as otherwise provided in this ~~Article FIFTH~~ Certificate (including any Preferred Stock Designation), unless otherwise provided by law, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.
          6.      Directors may be removed at any time for Cause (as defined below) by the vote of a majority of the directors then in office (excluding the director so sought to be removed). Directors may be removed at any time, and from time to time, without Cause, by the holders of a majority of the shares then entitled to vote at an election of directors~~, except that (a) any director designated by the Unsecured Creditors Committee pursuant to Section B. of this Article FIFTH may be removed without Cause only by the Unsecured Creditors Committee, and (b) any director elected by the holders of Senior Notes pursuant to Section C. of this Article FIFTH may be removed without Cause only by the holders of a majority in aggregate principal amount of the then outstanding Senior Notes~~. For purposes of this ~~Amended and Restated~~ Certificate ~~of Incorporation,~~ , “Cause” shall mean (i) conviction of any crime (whether or not involving the Corporation) constituting a felony in the jurisdiction involved, the time for appeal having expired; (ii) engaging in any substantiated act involving moral turpitude; or (iii) misappropriation of any Corporation assets.
     ~~B.      Designation of Director by Unsecured Creditors Committee.~~
     ~~•      “Under and in accordance with the Joint Plan of Reorganization, the Unsecured Creditors Committee (as such term is defined in the Joint Plan of Reorganization), designated Ronald A. Rittenmeyer to serve, and Ronald A. Rittenmeyer is hereby named, constituted and appointed, as a director of the Corporation for two successive one-year terms, such terms to commence upon the Effective Date (as such term is defined in the Joint Plan of Reorganization) and terminate at the first annual meeting of the Corporation held after the second anniversary of the Effective Date, whereupon the directorship described in this Section B. of Article FIFTH shall cease to exist.~~
     ~~•      “In the event of the death or resignation of Ronald A. Rittenmeyer, or in the event that Ronald A. Rittenmeyer shall be removed as a director by the Unsecured Creditors Committee for any reason or by the remaining directors of the Corporation for Cause (as defined above), he shall be replaced and such vacancy filled by Thomas P. Krasner, who has been designated by the Unsecured Creditors Committee for such purpose under and in accordance with the Joint Plan of Reorganization, and Thomas P. Krasner shall serve, and (for such purpose) Thomas P. Krasner is hereby named, constituted and appointed, as a director for the Corporation for the remaining portion of such terms.~~

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     ~~•      “In the event of the death (while serving as a director) or resignation of Thomas P. Krasner, or in the event that Thomas P. Krasner shall be removed as a director by the Unsecured Creditors Committee for any reason or by the remaining directors of the Corporation for Cause (as defined above), he shall not be replaced (and such vacancy not filled), and the directorship described in this Section B. of Article FIFTH shall cease to exist.~~
      ~~C.      Designation of Director by Holders of 10% Senior Secured Notes.~~
     ~~•      “For so long as there shall be outstanding under the 10% Senior Secured Notes (the “Senior Notes”) to be due five years after the Effective Date and issued by the Corporation under the Joint Plan of Reorganization any Obligations (as such term is defined in the indenture, to be dated as of the Effective Date, by and between the Corporation and the Trustee, pursuant to which the Senior Notes are to be issued, as the same shall be amended and in effect from time to time (the “Indenture”)), the holders of the Senior Notes shall have the exclusive right, voting separately as a class, to elect one director of the Corporation, as follows:~~
          ~~(a)      The initial director designated pursuant to this subsection (1)(a) shall be designated by the Unofficial Secured Noteholders Committee (as defined in the Joint Plan of Reorganization) pursuant to the Joint Plan of Reorganization and shall take office upon the Effective Date. Thereafter, the holders of the Senior Notes shall have the exclusive right, voting separately as a class, at each annual meeting of stockholders of the Corporation held for the purpose of electing directors or by the written consent of the holders of the Senior Notes entitled to vote thereon pursuant to Section 228 of the DGCL, to elect one director, to hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Such voting right shall continue until such time as all Obligations under the Senior Notes shall have been paid in full, at which time such voting right of the holders of the Senior Notes shall terminate.~~
          ~~(b)      With respect to any annual meeting of stockholders held, or written consent obtained, subsequent to the Effective Date, the holders of Senior Notes entitled to elect a director pursuant to this Section shall designate a nominee pursuant to such procedures as shall be set forth in the Indenture.~~
          ~~(c)      At any meeting held for the purpose of electing directors at which the holders of the Senior Notes shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3% in aggregate principal amount of the then outstanding Senior Notes shall be required and be sufficient to constitute a quorum of such holders for the election of the director by such holders, unless otherwise specified in the Indenture. At any such meeting or adjournment thereof, the absence of a quorum of the holders of the Senior Notes having such right shall not prevent the election of directors other than those to be elected by the holders of Senior Notes and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the director to be elected by the holders of the Senior Notes entitled to elect such directors. The vote, in person or by proxy, of the holders of a plurality in aggregate principal amount of the then outstanding Senior Notes present in person or by proxy at such meeting shall be sufficient to elect the director under this Section C. of Article FIFTH.~~
          ~~(d)      A vacancy in the directorship created pursuant to this Section C. of Article FIFTH arising through death, resignation, removal or otherwise may be filled only by the vote of the holders of the then outstanding Senior Notes at any time pursuant to such procedures as shall be set forth in the Indenture.~~

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     ~~•      “The directorship created pursuant to this Section C. of Article FIFTH shall terminate when after the Effective Date no further Obligations under the Senior Notes are outstanding. Upon such termination, the term of office of the director then in office shall terminate and he or she shall resign from the Board of Directors of the Corporation, and the directorship described in this Section C. of Article FIFTH shall cease to exist.~~
     B~~D.~~      Power of Directors Concerning Bylaws. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.
     C~~E~~.      Personal Liability of Directors. No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except ~~for~~ to the extent such exemption from liability ~~(i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.~~or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the ~~personal~~ liability of directors, then the ~~personal~~ liability of ~~the directors~~ a director to the Corporation or its stockholders shall be limited or eliminated to the ~~full~~fullest extent permitted by the DGCL, as so amended ~~from time to time~~. Any repeal or amendment of this Section C. of this Article FIFTH by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section C. of this Article FIFTH will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.
     D~~F~~.      General Powers of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this ~~Amended and Restated~~ Certificate~~of Incorporation~~, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.
     ~~G.      Registration and Reports under the Securities Exchange Act of 1934. At all times during the period commencing with the Effective Date) and continuing thereafter for 18 months, the Corporation shall cause the shares of Common Stock to be registered under Section 12(g) of, and shall timely file with the Securities and Exchange Commission all reports required to be filed pursuant to Section 13 of, the Securities Exchange Act of 1934, as amended.~~
     SIXTH: ~~The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter~~ Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in ~~effect, and such right to indemnification shall continue as to a person who has ceased to be a director~~any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation ~~and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that (i)~~or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer,

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employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, provided that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise on or after October 7, 2002 (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and ~~(ii)~~held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall ~~not be obligated to~~ indemnify ~~any director or officer (or his or her heirs, executors or personal or legal representatives)~~a Covered Person in connection with a proceeding (or part thereof) initiated by such ~~person unless such proceeding (or part thereof) initiated by such person unless~~Covered Person only if such proceeding (or part thereof) was authorized ~~or consented to~~ by the Board ~~of Directors~~. The right to indemnification conferred by this Article SIXTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.
     ~~The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SIXTH to directors and officers of the Corporation.~~
     ~~The rights to indemnification and to the advance of expenses conferred in~~ This Article SIXTH shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.
     The rights conferred on any Covered Person by this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under this ~~Amended and Restated~~ Certificate ~~of Incorporation~~, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
     Any repeal or modification of this Article SIXTH by the stockholders of the Corporation or changes in law, or the adoption of any other provisions of this Certificate inconsistent with this Article SIXTH will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not diminish or adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification or adoption of such inconsistent provision with respect to any acts or omissions occurring prior to such repeal or modification or amendment or adoption of such inconsistent provision.
     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware as such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
     EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

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     NINTH: The Corporation hereby elects not to be governed by Section 203 of the DGCL.
     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this ~~Amended and Restated Certificate of Incorporation~~Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders ~~herein~~ , directors or any other persons by and pursuant to this Certificate in its present form or hereafter amended and are granted subject to this reservation; provided that the Corporation shall not amend, alter, change or repeal any provision contained in ~~(i) Paragraphs 2 or 5 of~~ Section ~~A. or Section B. of Article FIFTH hereof or this clause (i) at any time prior to the first annual meeting of the Corporation held after the second anniversary of the Effective Date without the approval of the holders of 95% of the outstanding Common Stock voting as a separate class; (ii) for so long as any Obligations under the Senior Notes shall be outstanding, Section C. of Article FIFTH hereof without the approval of the holders of Senior Notes required generally under the Indenture to waive or amend a provision thereof and (iii) Section F.~~E. of Article FOURTH hereof ~~or this clause (iii)~~ at any time prior to the termination of the Tag Along Agreement in accordance with its terms, without the approval of the holders of 95% of the outstanding Common Stock voting as a separate class.
     IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed this       day of ~~December, 2002~~[          ], 200[_].

STERLING CHEMICALS, INC.
By:

Printed Name:

Title:
~~David G. Elkins President Co-Chief Executive Officer~~

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STERLING CHEMICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 29, 2008
10:00 a.m. Houston Time
Akin Gump Strauss
Hauer & Feld LLP
1111 Louisiana
Suite 4400
Houston, TX 77002
Common Stock / CUSIP 859166100
òPlease detach hereò

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy
For The Annual Meeting To Be Held April 29, 2008
     The undersigned hereby constitutes and appoints Richard K. Crump and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Common Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, Houston, TX 77002 at 10:00 a.m., Houston time, on Tuesday, April 29, 2008, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March   , 2008 is hereby acknowledged.
This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:

•	“FOR” each nominee for director;
•	“FOR” the proposal to ratify the appointment of [ ] as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008; and
•	“FOR” the proposal to amend and restate our Amended and Restated Certificate of Incorporation.
(Continued and to be signed and dated on other side)

There are three ways to vote your Proxy

COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 28, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/schi/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 28, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage paid envelope we’ve provided or return it to Sterling Chemicals, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
òPlease detach hereò

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.	Election of directors:	01 Richard K. Crump	02 John W. Gildea
03 Dr. Peter Ting Kai Wu

☐	Vote FOR all nominees listed	☐	WITHHOLD AUTHORITY to vote for all nominees listed

☐ Vote FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.

2. Proposal to ratify the appointment of [ ] as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008.	☐ For	☐ Against	☐ Abstain
3. Proposal to amend and restate our Amended and Restated Certificate of Incorporation.	☐ For	☐ Against	☐ Abstain
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Address change? Mark box Indicate changes below:	☐
SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s)
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

STERLING CHEMICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 29, 2008
10:00 a.m. Houston Time
Akin Gump Strauss
Hauer & Feld LLP
1111 Louisiana
Suite 4400
Houston, TX 77002
Series A Convertible Preferred Stock
òPlease detach hereò

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy
For The Annual Meeting To Be Held April 29, 2008
     The undersigned hereby constitutes and appoints Richard K. Crump and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, TX 77002 at 10:00 a.m., Houston time, on Tuesday, April 29, 2008, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March   , 2008 is hereby acknowledged.
     This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:

•	“FOR” each nominee for director;
•	“FOR” the proposal to ratify the appointment of [ ] as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008; and
•	“FOR” the proposal to amend and restate our Amended and Restated Certificate of Incorporation.
(Continued and to be signed and dated on other side)

There are three ways to vote your Proxy

COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 28, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/schi/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 28, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage paid envelope we’ve provided or return it to Sterling Chemicals, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
òPlease detach hereò

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.	Election of directors:	01 Steven L. Gidumal,	05 Richard K. Crump,
		02 Byron J. Haney,	06 John W. Gildea,
		03 Karl W. Schwarzfeld,	07 Dr. Peter Ting Kai Wu
04 Philip M. Sivin,

☐	Vote FOR all nominees listed	☐	WITHHOLD AUTHORITY to vote for all nominees listed

☐ Vote FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.

2. Proposal to ratify the appointment of [ ] as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008.	☐ For	☐ Against	☐ Abstain
3. Proposal to amend and restate our Amended and Restated Certificate of Incorporation.	☐ For	☐ Against	☐ Abstain
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Address change? Mark box Indicate changes below:	☐
SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s)
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.